NOTICE & PROXY STATEMENT

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R. R. Donnelley & Sons Company

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2008

ANNUAL MEETING OF STOCKHOLDERS

Meeting Notice

Proxy Statement

111 South Wacker Drive

Chicago, Illinois 60606-4301

2008 ANNUAL MEETING OF STOCKHOLDERS

Meeting Notice

WHERE

Renaissance Chicago O’Hare

Suites Hotel

8500 Bryn Mawr Avenue

Chicago, Illinois 60631

WHEN

Wednesday, May 28, 2008 at

9:00 a.m. Chicago time

WHY

•	To elect the directors of the Company for a one-year term

•	To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

•	To approve the Company’s Amended 2004 Performance Incentive Plan

•	To vote on two stockholder proposals set out in the proxy statement, if such proposals are properly introduced at the meeting

•	To conduct any other business if properly raised

RECORD DATE

The close of business on April 2, 2008

You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number, by using the Internet or in person at the meeting.

Your vote is important! Please sign, date and return the enclosed proxy card in the envelope provided, call the toll-free number or log on to the Internet – even if you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

You will find instructions on how to vote on page 20. Most stockholders vote by proxy and do not attend the meeting in person. However, as long as you were a stockholder on April 2, 2008, you are invited to attend the meeting, or to send a representative. Please note that only persons with an admission ticket or evidence of stock ownership or who are guests of the Company will be admitted to the meeting.

By Order of the Board of Directors

Suzanne S. Bettman

Secretary

April 18, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 28, 2008. This proxy statement and our annual report to stockholders are available on the internet at www.rrdonnelley.com/proxymaterials. On this site, you will be able to access our 2008 proxy statement, our 2007 annual report which includes our annual report on Form 10-K for the fiscal year ended December 31, 2007, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

2008 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

April 18, 2008

This proxy statement is issued by RR Donnelley in connection with the 2008 Annual Meeting of Stockholders scheduled for May 28, 2008. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 18, 2008.

Proposals

Proposal 1: Election of Directors

The following information about the business background of each person nominated by the Board has been furnished to the Company by the nominees for director. In accordance with the terms of the combination agreement between the Company and Moore Wallace Incorporated (“Moore Wallace”) dated November 8, 2003 (the “Combination Agreement”), Messrs. Pope and Riordan were appointed to the board effective February 27, 2004. In the following descriptions, director service includes service as a director of the Company, Moore Wallace, Moore Corporation Limited (“Moore”) and Wallace Computer Services, Inc.

Each director will serve until the next annual meeting of stockholders or until a successor is elected and qualified, or until earlier resignation, removal, or death.

Thomas J. Quinlan III

Chief executive officer of the Company since April 2007; group president, Global Services of the Company from October 2006 to April 2007; chief financial officer of the Company from April 2006 to October 2007; executive vice president, operations of the Company from February 2004 to October 2006; various capacities at Moore Wallace (and its predecessor, Moore) that included: executive vice president-business integration from May 2003 to February 2004; executive vice president-office of the chief executive from January 2003 until May 2003; and executive vice president and treasurer from December 2000 until December 2002; executive vice president and treasurer of Walter Industries, Inc., a homebuilding industrial conglomerate, in 2000; various positions, including vice president and treasurer, at World Color Press, Inc. from 1994 until 1999.

Age: 45

Director since: 2007

Stephen M. Wolf

Chairman of Board of Directors of the Company; chairman of Lehman Brothers Private Equity Advisory Board, July 2005 to present; managing partner of Alpilles, LLC, a private investment Company, April 2003 to present; non-executive chairman of US Airways Group, Inc., an air carrier holding company, and its subsidiary US Airways, Inc., an air carrier, 2003; chairman of US Airways Group, Inc. and US Airways, Inc., 1996 to 2002; chief executive officer of US Airways Group, Inc. and US Airways, Inc., 1996 to 1998 and 2001 to 2002; previously and from 1994, senior advisor in Lazard Frères & Co. LLC, an investment banking firm; chairman and chief executive officer UAL Corporation and United Airlines, Inc., 1987-1994.

Directorships: Altria Group, Inc.

Age: 66

Director since: 1995

Lee A. Chaden

Nonexecutive chairman of Hanesbrands Inc. (spun off from Sara Lee Corporation September 2006), a global consumer goods company, January 2008-present; former executive chairman of Hanesbrands, April 2006 to December 2007; chief executive officer of Sara Lee Branded Apparel, a division of Sara Lee Corporation, a global manufacturer and marketer of brand-name products for consumers, 2004 to 2006; prior thereto, various positions at Sara Lee Corporation since 1991.

Directorships: Carlson Companies, Inc.; Hanesbrands Inc.

Age: 66

Director since: 2008

E.V. (Rick) Goings

Chairman and chief executive officer of Tupperware Brands Corporation, a global manufacturer and seller of kitchen, beauty and personal care products, 1997 to present; president and chief operating officer of Tupperware Corporation, 1992-1997.

Directorships: Tupperware Brands Corporation

Age: 62

Director since: 2008

Proposals

Judith H. Hamilton

Former president and chief executive officer of Classroom Connect Inc., a provider of materials integrating the Internet into the education process, January 1999 to 2002; former president and chief executive officer of FirstFloor Software, an Internet software publisher, April 1996 through July 1998; former chief executive officer of Dataquest, a market research firm for technology, 1992-1996.

Directorships: Artistic Media Partners, Inc.; MarketTools, Inc.

Age: 63

Director since: 1995

Thomas S. Johnson

Retired chairman and chief executive officer of GreenPoint Financial Corp., a bank holding company, and its subsidiary, GreenPoint Bank, a New York chartered savings bank, 1993 to 2004.

Directorships: Alleghany Corporation; The Phoenix Companies, Inc.;
Federal Home Loan Mortgage Corp. (Freddie Mac)

Age: 67

Director since: 1990

John C. Pope

Chairman of PFI Group, LLC, a private investment company; Chairman of Waste Management, Inc., a NYSE-listed waste collection and disposal firm since 2004; chairman of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components, from December 1995 to November 1999; president, chief operating officer and a director of UAL Corporation and United Air Lines from May 1992 to July 1994 and prior thereto, various positions since 1988.

Directorships: Con-way, Inc.; Dollar Thrifty Automotive Group, Inc.;
Kraft Foods, Inc.; Waste Management, Inc.

Age: 59

Director since: 1996

Michael T. Riordan

Former chairman, president and chief executive officer of Paragon Trade Brands, Inc., a manufacturer of diapers and other absorbent products, from May 2000 to February 2002; former president and chief operating officer of Fort James Corporation from August 1997 to August 1998 and, prior to that, chairman, president and chief executive officer of Fort Howard Corporation.

Directorships: Potlatch, Inc.

Age: 57

Director since: 1999

Oliver R. Sockwell

Former president and chief executive officer of Construction Loan Insurance Corporation (Connie Lee) and its subsidiary, Connie Lee Insurance Company, financial guarantee insurance companies, 1987 to 1997.

Directorships: Liz Claiborne, Inc.; Wilmington Trust Corporation

Age: 64

Director since: 1997

The Board recommends that stockholders vote for each of our nominees. Only directors that receive more “FOR” than “AGAINST” votes will be elected. In the event that an incumbent director is not reelected, the company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

In 2007, the Board met 10 times. Each director of the Company during 2007 was present for at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

Proposals

Proposal 2: Ratification of Auditors

Proposal 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2008. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2008 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2008 is required to approve the proposal.

The Board of Directors and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2008.

Proposal 3: Approval of the Amended 2004 Performance Incentive Plan

The RR Donnelley board of directors has approved, subject to stockholder approval, an amended version of the RR Donnelley 2004 Performance Incentive Plan (the “Amended 2004 PIP”). Stockholder approval of the Amended 2004 PIP will effectuate the following changes:

1.	An increase of 10,000,000 in the aggregate number of shares of common stock of the Company authorized for issuance under the 2004 PIP; and

2.	No more than 7,000,000 of such shares may be issued with respect to restricted stock, restricted stock units (“RSUs”) or other stock-based awards. Any shares not used for these awards may be used for awards of stock options and stock appreciation rights.

If the Amended 2004 PIP is approved, the approximately 999,379 shares of Company common stock available for future awards under the 2004 PIP as of March 15, 2008, will be rolled over into the Amended 2004 PIP. Additionally, the 4,916,083 RSUs that, as of March 15, 2008, remain available for future awards under the 2003 Moore Wallace Incorporated Long Term Incentive Plan (the “2003 LTIP”) will be cancelled. Because of the cancellation of the 4,916,083 shares available under the 2003 LTIP, the increase described in number 1 above is effectively an increase of only 5,083,917 shares available for issuance under all of the Company’s equity plans. Shares under the 2003 LTIP are available for awards to employees of the Company who were employed by Moore Wallace immediately prior to the Company’s acquisition of Moore Wallace in February 2004. Awards outstanding under the 2004 PIP and the 2003 LTIP will continue to be governed by the 2004 PIP and 2003 LTIP, respectively.

We are asking stockholders to approve the Amended 2004 PIP, as it will allow the Company to continue to attract, retain, and motivate talented employees who are critical to our long-term success and growth. The Company believes that the requested increase in the number of shares available under the Amended 2004 PIP will, on the basis of current assumptions, ensure that enough shares remain available for issuance under the Amended 2004 PIP until the 2013 Annual Meeting.

Approval of the Amended 2004 PIP will also constitute re-approval, for purposes of Section 162(m) of the Internal Revenue Code, of the performance goals contained in the Amended 2004 PIP (described below) that are to be used in connection with awards under the Amended 2004 PIP that are intended to qualify as “performance-based” compensation for purposes of Section 162(m). Regulations under Section 162(m) require that performance goals be approved by stockholders every five years.

If stockholders do not approve the Amended 2004 PIP, then (i) the number of shares available for issuance under the 2004 PIP will not be increased, (ii) the number of shares that may be issued under the 2004 PIP for restricted stock, RSUs or other stock-based awards will not be changed, (iii) the 2003 LTIP will not be cancelled and (iv) no Bonus awards will be made under the Section II of the 2004 PIP after our annual meeting in 2009, absent subsequent shareholder approval of the performance goals contained in the 2004 PIP.

Purposes of the 2004 PIP.

The 2004 PIP was initially adopted by the Company’s stockholders at the Special Meeting of the

Proposals

Stockholders held on February 23, 2004 and is intended to provide incentives:

(i)	to officers, other employees and other persons who provide services to RR Donnelley through rewards based upon the ownership or performance of RR Donnelley common stock as well as other performance based compensation; and

(ii)	non-employee directors of RR Donnelley through the grant of equity-based awards.

Summary Description of the Amended 2004 PIP.

Under the Amended 2004 PIP, RR Donnelley may grant stock options, including incentive stock options, stock appreciation rights (which we refer to in this document as SARs), restricted stock, stock units and cash awards, as discussed in greater detail below. The following description of the Amended 2004 PIP is a summary, as it is proposed to be amended, and is qualified in its entirety by reference to the complete text of the Amended 2004 PIP, which is attached as Appendix A to this proxy statement.

Participants. The Company’s non-employee directors (who will number eight following the Annual Meeting) and employees (approximately 65,000) are eligible to participate in the Amended 2004 PIP.

Administration. The Amended 2004 PIP will be administered by a committee designated by the RR Donnelley board of directors (which we refer to in this document as the Plan Committee). Each member of the Plan Committee is a director that the RR Donnelley board of directors has determined to be an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” under Section 16 of the Exchange Act. The sections of the Amended 2004 PIP relating to awards to non-employee directors may be administered by a separate committee of the board (which we refer to in this document as the Director Award Committee). The members of the Director Award Committee must also satisfy the standards described in the second sentence of this paragraph. The Director Award Committee has, with respect to awards to directors under the Amended 2004 PIP, all of the authority, and is subject to the same limitations, as is described below with respect to the Plan Committee.

Subject to the express provisions of the Amended 2004 PIP, the Plan Committee has the authority to select eligible officers and other employees of, and other persons who provide services to, RR Donnelley and its affiliates for participation in the Amended 2004 PIP and to determine all terms and conditions of each grant and award. All stock option awards, SARs, restricted stock awards and stock unit awards have a minimum vesting period of at least three years from the date of grant (such vesting may, in the discretion of the Plan Committee, occur in full at the end of, or may occur in installments over, such three-year period as is specified in the Amended 2004 PIP). The Plan Committee may provide for early vesting upon the death, permanent or total disability, retirement or termination of service of the award recipient. The Plan Committee also has the authority to waive the three-year minimum vesting period in the circumstances described in the Amended 2004 PIP.

Each grant and award is evidenced by a written agreement containing such provisions not inconsistent with the Amended 2004 PIP as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the Amended 2004 PIP and to decide questions of interpretation of any provision of the Amended 2004 PIP. The Plan Committee does not have authority to reprice any stock option or other award granted under the Amended 2004 PIP, except in the case of adjustments described in the following paragraph. Except with respect to grants to (i) officers of RR Donnelley who are subject to Section 16 of the Exchange Act, (ii) a person whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code (described below under “—U.S. Federal Income Tax Consequences”) or (iii) persons who are not employees of RR Donnelley, the Plan Committee may delegate some or all of its power and authority to administer the Amended 2004 PIP to the chief executive officer or other executive officer of RR Donnelley.

Available Shares. Approximately 11,000,000 shares of RR Donnelley common stock would be available under the Amended 2004 PIP, following approval by the stockholders, for grants and awards to officers and other employees and non-employee directors of, and other persons who provide services to, RR Donnelley and its affiliates, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. The maximum number of shares of RR Donnelley common stock with respect to which bonus awards, including performance awards or fixed awards in the form of restricted stock, may be granted under the

Proposals

Amended 2004 PIP, following approval by stockholders, is 7,000,000 in the aggregate, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization and excluding any such awards made pursuant to an employment agreement with a newly-hired chief executive officer. In general, shares subject to a grant or award under the Amended 2004 PIP which are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of all or a portion of a grant or award would again be available for grant under the Amended 2004 PIP. Shares tendered or withheld upon exercise of an option, vesting of restricted stock or restricted stock units, settlement of an SAR or upon any other event to pay exercise price or tax withholding will not, however, be available for future issuance under the Amended 2004 PIP. In addition, upon exercise of an SAR, the total number of shares remaining available for issuance under the Amended 2004 PIP will be reduced by the gross number of shares for which the SAR is exercised.

The maximum number of shares of common stock with respect to which options and SARs or a combination thereof may be granted during any calendar year to any person is 1,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. With respect to performance awards that the Plan Committee desires to be eligible for deduction in excess of the $1,000,000 limit imposed by Section 162(m) of the Internal Revenue Code, (i) the maximum compensation payable pursuant to any such performance awards granted during any calendar year, to the extent payment thereunder is determined by reference to shares of RR Donnelley common stock (or the fair market value thereof), cannot exceed 900,000 shares of RR Donnelley common stock (or the fair market value thereof), subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization, and (ii) the maximum compensation payable pursuant to any such performance awards granted during any calendar year, to the extent payment is not determined by reference to shares of RR Donnelley common stock, cannot exceed $5,000,000.

Termination and Amendment. The Amended 2004 PIP will terminate on the date on which no shares remain available for grants or awards under the Amended 2004 PIP, unless terminated earlier by the RR Donnelley board of directors, provided that, assuming that the Amended 2004 PIP itself has not previously terminated, the provision of the Amended 2004 PIP relating to awards to non-employee directors will terminate on February 23, 2014. The RR Donnelley board of directors may amend the Amended 2004 PIP at any time except that no amendment may be made without shareholder approval if shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code (described below), or such amendment would increase the number of shares of RR Donnelley common stock available under the Amended 2004 PIP or permit repricing of awards made under the Amended 2004 PIP.

Stock Options and Stock Appreciation Rights. The period for the exercise of a non-qualified stock option (other than options granted to non-employee directors) or SAR and the option exercise price and base price of an SAR will be determined by the Plan Committee, provided that the option exercise price and the base price of an SAR will not be less than the fair market value of a share of RR Donnelley common stock on the date of grant and provided further that the minimum vesting period for such awards must be at least three years. SARs may be granted in tandem with a related stock option, in which event the grantee may elect to exercise either the SAR or the option, but not both, or SARs may be granted independently of stock options. The exercise of an SAR entitles the holder to receive (subject to withholding taxes) shares of RR Donnelley common stock, cash or both with a value equal to the excess of the fair market value of a stated number of shares of RR Donnelley common stock over the SAR base price. The fair market value of a share of RR Donnelley common stock as of April 1, 2008 was $31.34.

No stock option or SAR can be exercisable more than ten years after its date of grant, except that, if the recipient of the incentive stock option owns greater than 10 percent of the voting power of all shares of capital stock of RR Donnelley (whom we refer to in this document as a ten percent holder), the option cannot be exercisable for more than five years after its date of grant. If the recipient of an incentive stock option is a ten percent holder, the option exercise price will be not less than the price required by the Internal Revenue Code, currently 110% of fair market value on the date of grant.

Proposals

Upon exercise, the option exercise price may be paid in cash, by the delivery of previously owned shares of RR Donnelley common stock, by authorizing the company to withhold shares of stock that would otherwise be delivered having a fair market value equal to the aggregate exercise price or, to the extent expressly authorized by the Plan Committee, via a cashless exercise arrangement with RR Donnelley.

The Amended 2004 PIP includes a provision allowing the Plan Committee to make awards to participants outside the United States on terms and conditions different from those specified in the Amended 2004 PIP in order to accommodate any non-U.S. tax, legal or stock exchange requirements applicable to grants of awards to such participants.

Performance Awards and Fixed Awards. Under the Amended 2004 PIP, bonus awards, whether performance awards or fixed awards, can be made in (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of RR Donnelley common stock but for the power to vote and, subject to the Plan Committee’s discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of RR Donnelley common stock, (iii) restricted shares of RR Donnelley common stock issued to the participant that are forfeitable and have restrictions on transfer or (iv) any combination of the foregoing.

Performance awards can be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other performance goals over a performance period of not less than one nor more than ten years, as determined by the Plan Committee. The performance goals must be tied to one or more of the following: net sales, cost of sales, gross profit, earnings from operations, earnings before interest, taxes, depreciation and amortization, earnings before income taxes, earnings before interest and taxes, cash flow measures, return on equity, return on assets, return on net assets employed, net income per common share (basic or diluted), EVA (economic value added), cost reduction goals or any other similar criteria established by the Plan Committee. The Plan Committee may provide in any award agreement that the Plan Committee has (i) the discretion to amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events and (ii) the right to reduce the amount payable pursuant to any performance award. Fixed awards are not contingent on the achievement of specific objectives, but are contingent on the participant’s continuing in RR Donnelley’s employ for a period specified in the award.

If shares of restricted stock are subject to a bonus award, the participant will have the right, unless and until such award is forfeited or unless otherwise determined by the Plan Committee at the time of grant, to vote the shares subject to such award and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of RR Donnelley common stock, provided that a distribution with respect to shares of RR Donnelley common stock, other than a regular quarterly cash dividend, must be deposited with RR Donnelley and will be subject to the same restrictions as the shares of RR Donnelley common stock with respect to which such distribution was made. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of required performance objectives, a certificate evidencing ownership of the shares of the common stock will be delivered to the holder of such award, subject to RR Donnelley’s right to require payment of any taxes.

If stock units are credited to a participant pursuant to a bonus award, then, subject to the Plan Committee’s discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of RR Donnelley common stock after the crediting of the units will be credited to an account for the participant and held until the award is forfeited or paid out. Interest will be credited on the account at a rate determined by the Plan Committee.

At the time of vesting of a bonus award, (i) the award, if in units, will be paid to the participant either in shares of RR Donnelley common stock equal to the number of units, in cash equal to the fair market value of such shares or in such combination thereof as the Plan Committee determines, (ii) the award, if a cash bonus award, will be paid to the participant either in cash, in shares of RR Donnelley common stock with a then fair market value equal to the amount of such award or in such combination thereof as the Plan Committee determines and (iii) shares of restricted common stock issued pursuant to an award will be released from the restrictions.

Proposals

Awards to Non-Employee Directors. Since 2004, on the date of each annual meeting of RR Donnelley shareholders, RR Donnelley has made, and on the date of each subsequent annual meeting prior to the termination of the section of the Amended 2004 PIP providing for director awards, RR Donnelley will make, an award under the Amended 2004 PIP to each individual who is, immediately following such annual meeting, a non-employee director of RR Donnelley. Any such awards granted to non-employee directors will be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each award, will be determined by the Director Awards Committee in the exercise of its sole discretion.

In addition, each non-employee director of RR Donnelley may from time to time elect, in accordance with procedures to be specified by the Director Awards Committee, to receive in lieu of (i) all or part of such director’s retainer or meeting fees or (ii) any annual phantom stock award granted to such non-employee director, an option to purchase shares of RR Donnelley common stock, which option will have a value as of the date of grant of such option equal to the amount of such fees or such phantom stock award. An option granted to a non-employee director in lieu of fees or a phantom stock award will become exercisable in full on the first anniversary of the date of grant.

New Plan Benefits. The number of stock options and other forms of awards that will be granted under the Amended 2004 PIP is not currently determinable.

U.S. Federal Income Tax Consequences.

The following is a brief summary of some of the U.S. federal income tax consequences generally arising with respect to grants and awards under the Amended 2004 PIP. This discussion does not address all aspects of the U.S. federal income tax consequences of participating in the Amended 2004 PIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-U.S. tax consequences of participating in the Amended 2004 PIP. This section is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code and published rulings and court decisions, all as in effect as of the date of this document. These laws are subject to change, possibly on a retroactive basis. Each participant is advised to consult such participant’s own tax advisor concerning the application of the U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any of the following awards.

Stock Options. A participant will not recognize any income upon the grant of a non-qualified or incentive stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased on the date of exercise over their exercise price, and RR Donnelley (or one of its subsidiaries) generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss, and neither RR Donnelley nor its subsidiaries will be entitled to any deduction. If, however, such shares are disposed of within such one or two year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and RR Donnelley or one of its subsidiaries will be entitled to a corresponding deduction. The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

SARs. A participant will not recognize any income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by RR Donnelley upon such exercise, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at the time the restricted stock is granted), and neither RR Donnelley nor its subsidiaries will be entitled to a tax deduction at such time. If the

Proposals

participant elects to be taxed at the time the restricted stock is granted, the participant will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is made, a participant will recognize compensation taxable as ordinary income at the time the forfeiture conditions on the restricted stock lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the forfeiture conditions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

Stock Units. A participant will not recognize any income at the time of the grant of stock units, and neither RR Donnelley nor its subsidiaries will be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time RR Donnelley common stock is delivered under the stock units in an amount equal to the fair market value of such shares. RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. A participant will recognize compensation taxable as ordinary income when amounts equal to dividend equivalents and any other distributions attributable to stock units are paid, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

Cash Bonus Awards. A participant will not recognize any income upon the grant of a bonus award payable in cash, and neither RR Donnelley nor its subsidiaries will be entitled to a tax deduction at such time. At the time such award is paid, the participant will recognize compensation taxable as ordinary income in an amount equal to any cash paid by RR Donnelley, and RR Donnelley or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation can deduct each year for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated executive officers (other than the chief financial officer) as reported in the corporation’s proxy statement. However, “performance-based” compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the compensation must be subject to achievement of performance goals established by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s shareholders and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. It is intended that the Plan Committee will consist solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code. As a result, and based on regulations issued by the U.S. Department of the Treasury, certain compensation under the Amended 2004 PIP, such as that payable with respect to options and SARs and other performance-based awards, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Amended 2004 PIP, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to such limit.

Section 409A. Awards made under the 2004 PIP that are considered to include deferred compensation for purposes of Section 409A of the Internal Revenue Code must satisfy the requirements of Section 409A to avoid adverse tax consequences to recipients, which could include the inclusion of amounts not payable currently in income and interest and an additional tax on any amount included in income, subject to withholding by the Company. The Company intends to structure any awards under the Amended 2004 PIP so that the requirements under Section 409A are either satisfied or are not applicable.

Proposals

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2008 Annual Meeting and entitled to vote on the proposal is required to approve the Amended 2004 PIP.

The Board of Directors unanimously recommends a vote FOR this proposal.

Equity Compensation Plan Information

Information as of December 31, 2007 concerning compensation plans under which the company’s equity securities are authorized for issuance is as follows:

Equity Compensation Plan Information

Plan Category(1)	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(4)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(in thousands) (a)	(b)	(in thousands) (c)
Equity compensation plans approved by security holders(2)	3,341.1	$32.07	2,500.3	(5)
Equity compensation plans not approved by security holders(3)	1,337.6	24.74	5,011.7
Total	4,678.7	$30.01	7,512.0
[1]

Upon the acquisition of Moore Wallace on February 27, 2004, stock options and units outstanding under various Moore Wallace plans, other than the Moore Wallace 2003 Long-Term Incentive Plan, (pursuant to which no subsequent awards may be made) were exchanged for or converted into stock options and units with respect to common stock of the company. As of December 31, 2007, 246,127 shares were issuable upon the exercise of stock options with a weighted average exercise price per share of $12.92. Information regarding these awards is not included in the table.

[2]

Includes 1,073,542 shares issuable upon the vesting of restricted stock units and 275,000 shares issuable upon the vesting of performance units (assuming that maximum performance levels are achieved) issued under the 2004 PIP.

[3]	Represents the 2000 Broad-Based Incentive Plan and the 2003 LTIP. Includes 557,234 shares issuable upon the vesting of restricted stock units issued under the 2003 LTIP.
[4]	Restricted stock units and performance units were excluded when determining the weighted-average exercise price of outstanding options, warrants and rights.
[5]

All of these shares are available for issuance under the 2004 PIP. The 2004 PIP allows grants in the form of cash or bonus awards, stock options, stock appreciation rights, restricted stock, stock units or combinations thereof. The maximum number of shares of common stock that may be granted with respect to bonus awards, including performance awards or fixed awards in the form of restricted stock or other form, is 3,000,000 in the aggregate, excluding any such awards made pursuant to an employment agreement with a newly-hired chief executive officer of the company, of which 1,711,787 remain available for issuance. The number of available shares assumes that, with respect to outstanding performance units, maximum performance levels will be achieved.

Proposals

Moore Wallace 2003 Long-Term Incentive Plan

Upon acquiring Moore Wallace, the Company assumed the Moore Wallace 2003 Long-Term Incentive Plan (2003 LTIP) pursuant to which subsequent awards can be made. The shareholders of Moore Wallace previously had approved the 2003 LTIP. Under the 2003 LTIP, all employees of Moore Wallace and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of Moore Wallace are eligible to participate in the plan. Awards under the 2003 LTIP may consist of restricted stock or restricted stock units, and also pursuant to the plan, a one-time grant of 85,000 options to purchase common shares of Moore Wallace was issued to a particular employee. The 2003 LTIP is administered by the Board of Directors of the Company which may delegate any or all of its responsibilities to the human resources committee of the Board of Directors.

There are 6,300,000 shares of common stock of the Company reserved and authorized for issuance under the 2003 LTIP (as adjusted to reflect the conversion ratio used in the acquisition of Moore Wallace). As of December 31, 2007, there were 557,234 restricted stock units outstanding and 5,011,716 shares available for future issuance under the 2003 LTIP. The time period during which these shares will be available for issuance will not be extended beyond the period when they would have been available under the plan absent the acquisition of Moore Wallace. The restricted stock units generally vest equally over a period of four years and are forfeited upon termination of employment prior to vesting (subject in some cases to early vesting upon specified events, including death or permanent disability of the grantee, termination of the grantee’s employment under certain circumstances or a “change in control”). No awards may be granted under the 2003 LTIP to any individual who was not an employee of Moore Wallace at the date of its acquisition by the Company.

2000 Broad-Based Stock Incentive Plan

In 2000, the Board of Directors approved the adoption of the 2000 Broad-Based Stock Incentive Plan (2000 Broad-Based Plan) to provide incentives to key employees of the Company and its subsidiaries. Awards under the 2000 Broad-Based Plan were generally not restricted to any specific form or structure and could include, without limitation, stock options, stock units, restricted stock awards, cash or stock bonuses and stock appreciation rights. The 2000 Broad-Based Plan is administered by the human resources committee of the Board of Directors, which may delegate its responsibilities to the chief executive officer or another executive officer. The 2000 Broad-Based Plan was terminated in February 2004 and no new awards may be made under the plan.

Originally, 2,000,000 shares of RR Donnelley common stock were reserved and authorized for issuance under the 2000 Broad-Based Plan. An additional 3,000,000 shares (for an aggregate of 5,000,000 shares) were subsequently reserved and authorized for issuance under the 2000 Broad-Based Plan. As of December 31, 2007, options to purchase 780,399 shares of common stock were outstanding under the 2000 Broad-Based Plan. These options have a purchase price equal to the fair market value of a share of common stock at the time of the grant. All of the outstanding options generally vest over a period of three years, are not exercisable unless vested (subject in some cases to early vesting and exercisability upon specified events, including the death or permanent disability of the optionee, termination of the optionee’s employment under specified circumstances or a “change in control”) and generally expire 10 years after the date of grant. No awards other than options were made under the 2000 Broad-Based Plan.

Proposal 4: Stockholder Proposal

We have been notified that Domini Social Investments, 536 Broadway, 7th Floor, New York, New York 10012-3915, who has provided certification indicating that, as of December 11, 2007, it was the beneficial owner of 128,918 shares of the Company’s common stock, of which it has held 2,118 for more than one year, and that it intends to maintain such ownership through the date of the 2008 Annual Meeting, expects to introduce and support the following proposal at the 2008 Annual Meeting. Based on the information above, the stockholder proponent owns a total of approximately 0.06% of the total shares of the Company’s common stock outstanding.

Whereas: As a global provider of printing services, paper products provide significant raw materials for RR Donnelley’s products. Forests are rapidly declining at a rate of 33 soccer fields per minute according to the United Nations and only about 20% of the world’s original forests remain undisturbed.

A 2007 report, Consuming Canada’s Boreal Forest, tracks the supply chain of our company’s paper to Canada’s Boreal Forest, the largest remaining ancient

Proposals

forest left in North America. The Boreal is home to more than 30% of North America’s bird species and contains the largest remaining populations of woodland caribou and wolverines. These and other species have declined significantly due to habitat loss, in part, from unsustainable logging.

The Boreal region also plays a vital role in mitigating climate change impacts by storing extensive amounts of carbon. Forests store the equivalent of 175 years of global fossil fuel emissions, with Boreal forests storing the largest percentage of carbon. Forest loss is responsible for 20-25% of total carbon dioxide (CO2) emission globally.

The Intergovernmental Panel on Climate Change (IPCC), the leading international network of climate scientists, has concluded that global warming is “unequivocal.” The Stern Review on the Economics of Climate Change states greenhouse gas emissions from deforestation are greater than emissions for the global transportation sector. “Action to preserve the remaining areas of natural forest is needed urgently,” is one of the report’s conclusions.

Our company can reduce its impact on global warming by increasing the use of recycled paper and purchasing virgin paper that is certified by the Forest Stewardship Council (FSC). FSC is the only independent certification system in the world accepted by the conservation, aboriginal and business communities. FSC is the world’s largest and fastest growing certification system, by hectares.

Protests across North America and Europe have targeted various companies’ fiber sourcing practices. Although our company offers FSC-certified paper to those customers requesting it, our company can protect its reputation by phasing out purchases of non-FSC certified papers. Companies such as Staples, Office Depot, Corporate Express and FedEx/Kinko’s already have FSC-certified paper procurement preferences. Major banks, such as JP Morgan Chase and Bank of America, have expressed a preference for FSC and adopted policies limiting or prohibiting investment in companies and industries that negatively impact ancient forests.

RESOLVED: Shareholders request the Board to prepare a report, at reasonable cost and omitting proprietary information, by November 30, 2008, assessing the feasibility of phasing out our company’s use of non-FSC certified fiber and increasing the use of postconsumer recycled fiber as a means to reduce our company’s impact on greenhouse gas emissions.

Supporting Statement:

The study should discuss the Company’s goals and timeframes with respect to:

•	Increasing the use of FSC-certified fiber;

•	Increasing the use of recycled fiber as a means to reduce reliance on virgin materials; and

•	Estimating avoided greenhouse gas emissions from these activities.

Position of the Board of Directors

The Board of Directors recommends that the stockholders support the Board of Directors and vote AGAINST the stockholder proposal.

As a provider of print and print-related services, we are a custom contract manufacturer of products. These products are designed by our customers and produced on paper specified by them. While we typically use paper provided or requested by our customers, we encourage the use of recycled or FSC-certified paper to the greatest extent practicable and offer environmentally-conscious paper to our customers through our supply chain. We are proud to report that we have certified the majority of our print operations for Forest Stewardship Council (FSC). With more than 100 FSC-certified facilities in the United States, Canada, Mexico and Asia, we believe we have the strongest adoption of FSC principles of any printer in the world. In addition, we demonstrate our commitment to the policies underlying FSC by using FSC-certified paper on internal printed documents including our Annual Report.

The Company has a long history of responsible use of natural resources. We are committed to the promotion of sustainable forestry and frequently review our environmental policies and practices to improve our efforts to encourage ecological practices on a global level. We are proud of our commitment to sustainable forest management and highlight this capability and our improvement of the environment on our website, which makes available to the public our Corporate Social Responsibility report and our Environmental, Health & Safety Policy. These materials highlight our efforts to continuously improve and utilize practices that endeavor to reduce greenhouse gas emissions, develop pollution prevention and recycling opportunities, and use paper, energy and other resources more efficiently. Please review these materials at www.rrdonnelley.com for more detailed descriptions of our practices.

Proposals

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2008 Annual Meeting and entitled to vote on the stockholder proposal is required to approve it.

The Board of Directors recommends that the stockholders vote AGAINST the stockholder proposal.

Proposal 5: Stockholder Proposal

We have been notified that William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, who has provided certification indicating that as of November 30, 2007 he was the beneficial owner of 4,500 shares of the Company’s common stock and that he intends to maintain such ownership through the date of the 2008 Annual Meeting, expects to introduce and support the following proposal at the 2008 Annual Meeting. Based on the information above, the stockholder proponent owns a total of approximately 0.002% of the total shares of the Company’s common stock outstanding.

5 — Special Shareholder Meetings

RESOLVED: Special Shareholder Meetings, Shareholders ask our board to amend our bylaws and any other appropriate governing documents in order that there is no restriction on the shareholder right to call a special meeting, compared to the standard allowed by applicable law on calling a special meeting.

Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007 — including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services). Fidelity and Vanguard support a shareholder right to call a meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System, also favor this right.

In the past year our company has made progress in completely adopting simple majority voting standards and in initiating annual election of each director starting with our 2008 annual meeting.

However the merits of this proposal should be considered in the context of the progress that remains to be made in our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

•	We had no shareholder right to:

1. Cumulative voting.

2. Act by written consent.

3. Call a special meeting.

•	Poison Pill: Our directors can adopt a poison pill and prevent us from ever voting on it.

•

Mr. Pope was still the Chairman of our key Audit Committee and was rated a “Problem Director” by The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm because he was on the Chapter 11-tainted Federal-Mogul board.

•

Two directors were designated “Accelerated Vesting” directors by the Corporate Library due to a director’s involvement with a board that sped up stock option vesting to avoid recognizing the corresponding cost:

Mr. Pope

Mr. Wesley

•	Mr. Pope also served on six boards — Overextension concern.

Additionally:

•	Three of our directors also served on boards rated D or lower by The Corporate Library:

1. Mr. Pope	Federal-Mogul (FDMLQ.OB)
Kraft Foods (KFT)
2. Mr. Johnson	Freddie Mac (FRE)
Alleghany Corp. (Y)
3. Mr. Wolf	Altria (MO)

•	Two directors had 17 or 20 years tenure each — Independence concern.

Mr. Johnson

Mr. Thomas

The above concerns shows there is room for improvement and reinforces the reason to take one step forward now and encourage our board to respond positively to this proposal:

Special Shareholder Meetings —

Yes on 5

Proposals

Position of the Board of Directors

The Board of Directors recommends that the stockholders support the Board of Directors and vote AGAINST the stockholder proposal.

The Board believes that the proposal is contrary to the interests of the Company and our stockholders. Our By-laws (Article II, Section 2.2) provide that a special meeting of stockholders may only be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The current By-law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors and our most senior management to exercise their judgment to determine when it is in the best interests of our stockholders and the Company to convene a special meeting. Convening a special meeting is an expensive and time-consuming endeavor that the Board believes should be undertaken when there is an extraordinary matter or significant strategic concern that cannot wait until the next meeting for consideration by the stockholders.

The Board notes in particular that the proposal, as presented by the stockholder, does not require that a stockholder own a minimum number of shares in order to call a special meeting. As a result, any stockholder, including one owning only a single share, would be entitled to call a meeting at his or her whim. The Board believes that such a flawed policy would be disruptive to the Company’s operations and could cause the Company to incur significant additional costs and expend considerable time.

Moreover, the suggestion that stockholders need the independent right to call a special meeting to protect their interests in the case of extraordinary events involving the Company is simply misleading. For example, in the event that the Company determines it appropriate to accept a takeover bid or sell substantially all of its assets, the Board will be required to secure the approval of the stockholders, either at a special meeting called by the Company or at the Annual Meeting. Further, stockholder approval is required for a number of other items, such as the adoption of new equity plans and amendments to the Company’s Restated Certificate of Incorporation.

The Board also believes that the need for adoption of the proposal should be evaluated in the context of our overall corporate governance practices. The accountability of our directors has recently been enhanced through the declassification of the Board (resulting in the annual election of directors) and adoption of a majority voting standard with respect to election of directors. We have also eliminated supermajority voting provisions to approve certain transactions and allowed our shareholder rights plan (poison pill) to expire without putting a new plan in place. In light of the Board’s continuing commitment to ensuring effective corporate governance, as evidenced by the actions described above, the Board believes that adoption of the proposal is not necessary.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2008 Annual Meeting and entitled to vote on the stockholder proposal is required to approve it.

The Board of Directors recommends that the stockholders vote AGAINST the stockholder proposal.

Your Proxy Vote

Voting Instructions

You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the record date. Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

If your shares are registered in your name, or if you hold your shares as a participant in one of the Company’s stock funds through an RR Donnelley sponsored 401(k) plan, the Dividend Reinvestment Plan, the RR Donnelley Employee Stock Purchase Plan or the Tax Credit Stock Ownership Plan, you may vote using the enclosed proxy card, by calling the toll-free number listed on your proxy card or by logging on to the website listed on your proxy card and following the simple instructions provided. If you are a participant in the Company’s stock funds, the Dividend Reinvestment Plan, the RR Donnelley Employee Stock Purchase Plan or the Tax Credit Stock Ownership Plan, any proxy you submit, vote by telephone or over the Internet will be counted as representing these shares as well as any other shares you may own, as long as the shares are all registered in the same name. The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction. Voting by telephone and the Internet will be closed at 1:00 a.m. Central Daylight Time on the date of the 2008 Annual Meeting.

If your shares are held in “street name,” you should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that the New York Stock Exchange has determined are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

If you plan to attend the meeting and vote in person, your instructions depend on how your shares are held:

•

Shares registered in your name — check the appropriate box on the enclosed proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the meeting.

•

Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the meeting.

Remember that attendance at the meeting will be limited to stockholders as of the record date with an admission ticket or evidence of their share ownership and guests of the Company.

If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By delivering a written notice of revocation to the Secretary of the Company;

•	By executing and delivering another proxy that bears a later date;

•	By voting by telephone at a later time;

•	By voting over the Internet at a later time; or

•	By voting in person at the meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2008 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Voting Rules

When voting to elect directors, you have three options:

•	Vote FOR a nominee;

•	Vote AGAINST a nominee; or

•	ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the

Your Proxy Vote

number of votes cast “AGAINST” such nominee’s election. Each nominee receiving more “FOR” votes than “AGAINST” votes will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such director. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Election of directors is considered a routine matter under the New York Stock Exchange Rules, so there will not be any broker non-votes with respect to this matter.

When voting on any other proposal, you again have three options:

•	Vote FOR a given proposal;

•	Vote AGAINST a given proposal; or

•	ABSTAIN from voting on a given proposal.

Each matter requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on a proposal, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted for or against any proposal, but will be counted as entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

If you hold shares through an RR Donnelley 401(k) Stock Fund, the Dividend Reinvestment Plan, the RR Donnelley Employee Stock Purchase Plan or the Tax Credit Stock Ownership Plan and you do not return a proxy card or otherwise give voting instructions for the plan shares, the trustee of your plan will vote your plan shares in the same proportion as shares that were affirmatively voted by other plan participants. The trustee will also vote all shares of company common stock that are not credited to individual participants’ accounts, to the extent permitted by law, in the same proportion as shares that were affirmatively voted by participants. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, we must have your proxy voting instructions by midnight, May 22, 2008.

Broker non-votes are not counted in determining the number of shares voted for or against any non-routine proposal and will not be counted as entitled to vote on the proposal. Managements’ proposal to amend the 2004 Performance Incentive Plan and stockholder proposals opposed by management are considered non-routine matters. Accordingly, broker non-votes will not affect the outcome of proposals 3, 4 and 5. Ratification of the appointment of the independent registered accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

If you return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all nominees for director;

•	FOR the ratification of the Company’s auditors;

•	FOR approval of the Company’s Amended 2004 Performance Incentive Plan;

•	AGAINST the stockholder proposal with respect to a sustainable forestry report; and

•	AGAINST the stockholder proposal with respect to special stockholder meetings.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted shares are considered absent in the tallies for those proposals.

The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company doesn’t reimburse its own employees for soliciting proxies. The Company has hired Morrow & Co. to help solicit proxies, and has agreed to pay them $6,500 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

As of the record date, there were 212,923,207 shares of common stock outstanding. This does not include 30,035,151 shares held in the Company’s treasury. Each outstanding share is entitled to one vote on each proposal.

Company Information

The Board’s Committees and Their Functions

The Board has three standing committees, whose names and responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s web site at www.rrdonnelley.com and a print copy is available upon request.

Audit Committee — assists the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s independent registered public accounting firm, and (4) the performance of the Company’s internal auditing department and the independent registered public accounting firm. The committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. As required by the Audit Committee Charter, each member of the Audit Committee is independent of the Company, as such term is defined for purposes of the New York Stock Exchange’s listing standards and the federal securities laws. The Board has determined that each of John C. Pope, chairman of the committee during 2007, Lee A. Chaden and Bide L. Thomas is an “audit committee financial expert” as such term is defined under the federal securities laws. The Board has also determined that the simultaneous service by Mr. Pope on the audit committees of more than three public companies, including the Company, does not impair his ability to serve on the Company’s audit committee. The members of the Audit Committee are Messrs. Chaden, Pope, Riordan, Schipper and Thomas. The committee met 6 times in 2007.

Corporate Responsibility & Governance Committee — (1) makes recommendations to the Board regarding nominees for election to the Board and recommend policies governing matters affecting the board, (2) develops and implements governance principles for the Company and the Board, (3) conducts the regular review of the performance of the Board and its members and (4) oversees the Company’s responsibilities to its employees and to the environment. As required by its charter, each member of the Corporate Responsibility & Governance Committee is independent of the Company as such term is defined for purposes of the New York Stock Exchange’s listing standards and the federal securities laws. The Corporate Responsibility & Governance Committee is also responsible for recommending director compensation to the Board. In 2004, the Corporate Responsibility & Governance Committee engaged Mercer Human Resources Consulting (“Mercer”) to develop a proposal with respect to the structure of Board compensation that was then reviewed by the Committee. The Corporate Responsibility & Governance Committee then recommended the compensation plan to the Board who adopted the plan. The Corporate Responsibility & Governance Committee continues to engage Mercer from time to time to review the then current plan. See Director Compensation beginning on page 48 of this proxy statement. The members of the Corporate Responsibility & Governance Committee are Ms. Hamilton and Messrs. Sockwell and Wesley. The committee met 4 times in 2007.

Human Resources Committee — (1) establishes the Company’s overall compensation strategy, (2) establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees and (3) makes recommendations regarding and approves amendments to and terminations of the Company’s employee benefit plans. As required by its charter, each member of the Human Resources Committee is independent of the Company, as such term is defined for purposes of the New York Stock Exchange’s listing standards and the federal securities laws. Pursuant to its charter, the Human Resources Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party compensation consultants. In February 2008, the Committee adopted a policy providing that any outside compensation consulting firm used by the Committee in connection with the determination of executive officer compensation must be independent of the Company. The independence determination must be made annually and the Committee must review and approve, in advance, any engagement of such consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation. The Human Resources Committee has engaged Mercer as its executive compensation consultant to provide objective analysis, advice and recommendations in connection with the Committee’s decision-making process. Management, including the Company’s executive officers, develops preliminary recommendations regarding compensation matters with respect to the executive officers other than the chief executive officer for Committee review. The Human Resources Committee then reviews

Company Information

management’s preliminary recommendations and makes final compensation decisions. See Compensation Discussion and Analysis beginning on page 27 of this proxy statement for further information regarding executive compensation decisions. The members of the Human Resources Committee are Messrs. Goings, Johnson, Riordan, Schipper and Wesley. The committee met 10 times in 2007.

Po licy on Attendance at

Stockholder Meetings

Directors are expected to attend in person regularly scheduled meetings of stockholders, except when circumstances prevent such attendance. When such circumstances exist and in the judgment of the Chairman it is deemed critical that all directors participate, or in the case of special stockholder meetings, directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All current members of the Board who were members at the time attended the Company’s 2007 Annual Meeting in person.

Corporate Governance

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The principles were amended in 2008 to increase the mandatory retirement age for directors to 72. Because of this change to the principles, each director who reaches the age of 72 prior to the 2008 Annual Meeting of Stockholders will have to offer his or her resignation to the Corporate Responsibility & Governance Committee for consideration prior to the 2008 Annual Meeting of Stockholders. Therefore, Messrs. Thomas and Schipper will resign from the Board effective immediately prior to the 2008 Annual Meeting of Stockholders.

The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrdonnelley.com and a print copy is available upon request.

Code of Ethics

The Company maintains a Principles of Ethical Business Conduct and the policies referred to therein which are applicable to all directors and employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company intends to post such information on its web site. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrdonnelley.com and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board has determined that Messrs. Chaden, Goings, Johnson, Pope, Riordan, Schipper, Sockwell, Thomas, Wesley, Wolf and Ms. Hamilton are independent in accordance with New York Stock Exchange Requirements and the standards adopted by the Board and listed below. The Board also took into account any other relevant facts and circumstances. Generally, a director will not be independent if:

•	the director is or has been an employee of the Company within the three years prior to the date of determination or has an immediate family member

Company Information

who is or has been an executive officer of the Company within such three-year period;

•

the director has received or an immediate family member has received, during any twelve-month period within the three years prior to the date of determination, more than $100,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is, or has an immediate family member who is, a current partner of a firm that is the Company’s internal or external auditor;

•	the director is a current employee of the Company’s internal or external auditor;

•

the director has an immediate family member who is a current employee of the Company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•

the director was, or has an immediate family member who was, within the three years prior to the date of determination (but is no longer), a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•

the director or an immediate family member is, or has been within the three years prior to the date of determination, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•

the director is a current employee or an immediate family member is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the three fiscal years prior the date of determination, exceeds the greater of $1 million and 2% of such other company’s consolidated gross revenues;

•

the director or an immediate family member is, or has been within the three years prior the date of determination, a director or executive officer of another company that is indebted to the Company, or to which the Company is indebted, if the total amount of either company’s indebtedness for borrowed money to the other is or was 2% or more of the other company’s total consolidated assets; or

•

the director or an immediate family member is, or has been within the three years prior the date of determination, an officer, director or trustee of a charitable organization if the Company’s annual charitable contributions to the organization exceeds or exceeded the greater of $1 million and 2% of such charitable organization’s gross revenue.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not company officers, and include directors, if any, who are not “independent.” Executive sessions are led by Stephen M. Wolf, the chairman of the Board of Directors of the Company. An executive session is held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with each regularly scheduled committee meeting.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 111 South Wacker Drive, Chicago, Illinois 60606) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2009 Annual Meeting. The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other nominee.

In addition to nominees recommended by stockholders, the committee also considers candidates recommended by management and members of the Board.

In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange. In addition, the committee considers other criteria as it deems appropriate, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees.

Company Information

The Corporate Responsibility & Governance Committee from time to time has engaged third-party search firms to identify candidates for director, and has used search firms to do preliminary interviews and background and reference reviews of prospective candidates. Messrs. Chaden and Goings were identified as Candidates for director by a third-party search firm and recommended to the Board as nominees by the Corporate Responsibility & Governance Committee.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chairman of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 111 South Wacker Drive, Chicago, Illinois 60606. Stockholders must include the number of shares of the Company’s common stock he or she holds and interested parties must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the chairman of the Corporate Responsibility & Governance Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission, include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

Company Information

Stock Ownership

The table below lists the beneficial ownership of common stock as of March 1, 2008 by all directors and nominees, each of the persons named in the tables under Executive Compensation below, and the directors and executive officers as a group. In calculating the percentages of outstanding stock, each listed person’s stock options that are or will be exercisable prior to May 1, 2008 and each listed executive officer’s restricted stock units that will vest on or prior to May 1, 2008 have been added to the total outstanding shares for such person’s calculation. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings with the Securities and Exchange Commission as of March 1, 2008. The percentages shown are based on outstanding shares of common stock as of February 29, 2008.

Beneficial Stock Ownership of Directors, Executives and Large Stockholders

Name	Shares(1)		Restricted Stock Units(2)	Stock Options Exercisable Prior to 5/1/08	Total Shares(3)	Total Shares (including Director Restricted Stock Units)	% of Total Outstanding

Thomas J. Quinlan	229,422	(4)	6,250	206,750	442,422	442,422	*
Lee A. Chaden(5)	0		0	0	0	0	*
Rick Goings(6)	775		1,804	0	775	2,579	*
Judith H. Hamilton	0		24,544	10,873	10,873	35,417	*
Thomas S. Johnson	8,564		24,544	32,897	41,461	66,005	*
John C. Pope	18,214	(7)	23,949	0	18,214	42,163	*
Michael T. Riordan	11,141	(8)	23,884	0	11,141	35,025	*
Lionel H. Schipper, C.M.	20,654	(9)	24,544	6,300	26,954	51,498	*
Oliver R. Sockwell	3,000		22,184	21,814	24,814	46,998	*
Bide L. Thomas	8,429		22,344	4,000	12,429	34,773	*
Norman H. Wesley	3,000	(10)	22,184	6,873	9,873	32,057	*
Stephen M. Wolf	30,000		38,228	21,814	51,814	90,042	*
Suzanne S. Bettman	30,016	(11)	0	18,750	48,766	48,766	*
Daniel L. Knotts	41,728		0	98,700	140,428	140,428	*
Miles W. McHugh	7,513		0	0	7,513	7,513	*
John R. Paloian	63,606	(12)	6,250	132,500	202,356	202,356	*
Mark A. Angelson	0		0	0	0	0	*
All directors and executive officers as a group							*
Lord, Abbett & Co. LLC	10,892,835	(13)	0	0	10,892,835		5.07
Atlantic Investment Management, Inc.	10,775,250	(14)	0	0	10,775,250		5.01
*	Less than one percent.
[1]	Does not reflect phantom stock that outside directors may have elected to receive in lieu of deferred fees.
[2]

Outside director restricted stock units are payable in shares of common stock or cash, as determined by the Company, upon termination from the Board of Directors. Includes only those executive officer restricted stock units that will vest on or prior to May 1, 2008.

[3]	Does not include outside director restricted stock units because ownership of the units does not confer any right to ownership of the underlying shares.
[4]	Includes 224,677 shares owned directly and 4,661 shares held in Mr. Quinlan’s 401(k) Plan account.
[5]	Joined the Board April 2, 2008.
[6]	Joined the Board February 22, 2008.
[7]	Includes 14,866 shares held in trust pursuant to a deferred compensation plan.
[8]	Includes 5,643 shares held in trust pursuant to a deferred compensation plan.
[9]

Includes 15,750 shares held by Fallbrook Holdings Limited, as nominee for Hawk Hill Investments Limited, an entity wholly-owned by Mr. Schipper and the Lionel Schipper Family Trust (of which Mr. Schipper and his spouse are the trustees).

[10]	Does not include 375 shares owned by a family trust to which beneficial ownership is disclaimed.
[11]	Includes 29,821 shares owned directly and 103 shares held in Ms. Bettman’s 401(k) account.
[12]	Includes 62,743 shares owned directly and 562 shares held in Mr. Paloian’s 401(k) Plan account.
[13]

Lord, Abbett & Co. LLC is an investment advisor and is located at 90 Hudson Street, Jersey City, New Jersey 07302. This amount reflects the total shares held by Lord, Abbett & Co. LLC clients. Lord, Abbett & Co. LLC has sole investment authority over all shares, sole voting authority over 10,585,931 shares, shared voting authority over no shares and no voting authority over 306,904 shares.

[14]

Atlantic Investment Management, Inc. is an investment advisor and is located at 666 Fifth Avenue, New York, New York 10103. This amount reflects the total shares held by Atlantic Investment Management, Inc. clients. Atlantic Investment Management, Inc. has sole investment and voting authority over all shares.

Company Information

Compensation Discussion & Analysis

Overview

RR Donnelley is the world’s premier full-service provider of print and related services, including business process outsourcing. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. The Company is committed to being a leader in industry consolidation and to continue growing both organically and by astute acquisitions.

As of year-end 2007, we were more than twice the size (in revenues) of our nearest competitor. In addition, we operate on a global scale, which is more extensive and complex than anyone in the printing industry. We will strive to gain scale in the coming years further distancing the Company from the rest of the industry. Achieving these goals requires a highly talented and motivated executive team. Also, given our prominence in the industry, many of our executives are potential candidates for senior leadership roles at other companies in our industry, as well as companies in many other industries. Thus, our performance-based executive compensation program is designed to be highly competitive with those of companies in our industry, considering our size and scale, and competitive with companies in general industry of the same size and larger, in order to attract and retain the best executives and keep them motivated.

Guiding Principles

RR Donnelley’s executive compensation programs have been designed to provide a total compensation package that will enable the Company to attract, retain and motivate people who are capable of discharging responsibilities in a Company larger than its present size, thus ensuring leadership continuity for the organization as we grow.

In designing our executive compensation program, we are guided by four principles:

•	Establish target compensation levels that are competitive within the industries and the markets in which we compete for executive talent;

•	Structure executive compensation so that our executives share in RR Donnelley’s successes and failures by varying compensation from target levels based upon business performance;

•

Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and the granting of long-term incentive awards; and

•	Align a significant portion of executive pay with stockholder interests through equity awards.

Operation of the Human Resources Committee

The Human Resources Committee of the Board administers our executive compensation program. The Committee establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the Company’s business objectives. In carrying out its responsibilities, the Committee, with assistance from its consultant, Mercer, reviews and determines the compensation (including salary, annual incentive, long-term incentives and other benefits) of the Company’s chief executive officer (“CEO”) and the named executive officers (“NEOs”). References to “CEO” in this Compensation Discussion and Analysis are to Tom Quinlan, the Company’s President and Chief Executive Officer during most of 2007. Reference to “NEOs” in this Compensation Discussion and Analysis do not include Mark. A. Angelson, the Company’s CEO during the first part of 2007. Mr. Angelson retired from the company effective April 30, 2007, at which time Mr. Quinlan became CEO.

For a more complete description of the responsibilities of the Human Resources Committee, see The Board’s Committees and Their Functions beginning on page 22 of this proxy statement, and the charter for the Human Resources Committee posted on RR Donnelley’s website at www.rrdonnelley.com.

Role of Company Management

RR Donnelley management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs other than the CEO, and provides these recommendations to the Committee, which makes the final decisions. Separately, the Committee makes the final decisions on CEO compensation, with advice from Mercer, as appropriate. The management team is responsible for the administration of the compensation programs, once Committee decisions are finalized.

The Compensation Program

The key components of our current compensation program for RR Donnelley executive officers are:

Company Information

•	Base salary;

•	Short-term (annual) cash incentives;

•	Long-term performance-based and other equity awards; and

•	Other benefits.

To remain competitive, the Committee periodically reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall philosophy and the compensation in our targeted markets. The primary focus of this process is on industrial companies of similar or larger size and scope (“target market”). This process considers information from proxy data and compensation data from surveys published by leading human resource organizations, including Hewitt, Mercer and Towers Perrin. Given our size, the actual companies used in the review process may vary from year to year, but generally the comparisons consider practices of other industrial companies with revenues that are generally within ±25% of RR Donnelley’s revenues. For 2007, this process included companies with revenues between $8 billion and $14 billion. The actual number of companies included in the review process was in excess of 65, and as such are too numerous to list.

The Committee may periodically consider the compensation levels at other companies in the printing and media sectors. However, as described earlier, it is expected that the compensation levels for our NEOs will be appropriately higher than others in the print industry given our size, scale and complexity relative to those other companies. As such, primary consideration is placed on market data from industrial companies of similar size in terms of revenue, as noted above.

Based on its assessment of this data, each year the Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes RR Donnelley’s philosophy. In general, compensation levels for our NEOs are targeted at the 50th percentile of the general industry surveys and proxy information This 50th percentile targeted level provides a competitive anchor point for our program. Actual compensation levels can vary significantly up or down from the targeted levels based on the performance of the Company and the individual, and the movement of our stock price and the metrics which underlie it. Thus, the resulting compensation levels can fall in the lower or upper quartiles based on Company performance and stock price movement.

Our guiding principles and the structure of our program are applied consistently to all NEOs. Any differences that exist are due to differences in market practices for similar positions, differences in levels of responsibility, factors related to a newly hired NEO and/or the performance of individual NEOs.

Base Salary

Base salary is designed to compensate our NEOs in part for their roles and responsibilities, and also to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. The Company has employment agreements with each NEO that provide a minimum base salary. These initial base salaries were set considering each executive’s roles and responsibilities at the time he or she joined the Company or the agreements were negotiated, skills and future potential with the Company, along with salary levels for similar positions in our target market. The Committee reviews the base salaries of each NEO usually on a twelve to twenty-four month basis. Adjustments are made based on individual performance, changes in roles and responsibilities, and external market data for similar positions. Salaries are targeted at the 50th percentile of similar positions in the target market, based on the Committee’s ongoing review of market practices.

In general, base salary is the smallest component of the overall compensation package, assuming that the Company is achieving or exceeding targeted performance levels for its incentive programs. On average, it currently represents 20% or less of the total compensation package. This is consistent with our philosophy to have low fixed and high “at risk” compensation.

Short-Term Cash Incentives

We provide annual incentive awards under our Management by Objective Plan (“MBO Plan”) usually in the form of cash. These short-term cash incentives are designed to reward the achievement of specific, pre-set financial results measured over the fiscal year in which that compensation is paid.

The MBO Plan is currently structured so that no award is payable unless the Company-wide financial performance targets for the fiscal year are achieved. For 2007, Company-wide performance was measured against a non-GAAP earnings per share target of $2.72 (a 9% increase from the 2006 target), set by the Committee at the beginning of the year after thorough discussion with management of the

Company Information

Company’s planned performance, and was intended to be a challenging target and in line with the Company’s strategy of growing EPS on a consistent basis. For purposes of the MBO Plan, non-GAAP earnings per share is calculated as diluted earnings per share on a GAAP basis adjusted for restructuring and impairment charges, discontinued operations and certain non-recurring items that impact the comparability of the Company’s operating results.

The actual individual awards to executives are based on performance against Company-wide and/or business unit performance goals, along with each executive’s performance against specific individual objectives. 2007 Company-wide performance goals, including goals for the CEO, were recommended and approved by the Committee. 2007 business unit performance goals, along with specific individual objectives for the other NEOs were reviewed and approved by the CEO, and can vary from year-to-year depending upon the key business objectives and areas of emphasis for each business unit and each NEO. If the performance target or targets for the year are achieved, each executive may receive a bonus up to the maximum amount established by the Committee at the beginning of the performance period. The Committee and the Board review CEO performance and CEO final bonus determination is made by the Committee. The CEO reviews with the Committee the other NEO payouts, including a discussion on performance against individual objectives, and the other NEO final bonus determinations are based on the Committee’s overall view of each NEO’s performance. Given the vagaries of the marketplace and the possibility of unforeseen developments, the Committee has discretionary authority to adjust such awards to reflect actual performance in light of such developments but never in excess of the maximum bonus amount established at the beginning of the performance period.

Target award levels are set as a percent of an executive’s base salary. Each NEO has a minimum target bonus defined in his/her employment agreement. These target award levels are reviewed periodically by the Committee and can be adjusted based on an executive’s roles and responsibilities, and market practices. For 2007, the target awards for our NEOs ranged from 100% to 150% of base salary, and are shown by individual on page 35 and in dollar values in the 2007 Grants of Plan-Based Awards table on page 35. The target awards of each of Ms. Bettman, Mr. Knotts, Mr. McHugh and Mr. Paloian were increased in 2007, and Mr. McHugh’s was paid out pro rata based on his old and new Chief Financial Officer-MBO target. On average, the target annual incentive award values currently represent about 25% of the total compensation package. This is consistent with our philosophy of having annual “at risk” compensation represent a meaningful part of the total compensation package.

For 2007, RR Donnelley exceeded its non-GAAP earnings per share objective of $2.72, with actual non-GAAP earnings per share of $2.94. Based on this performance and the Committee’s assessment of each NEO’s overall performance relative to each NEO’s pre-set goals, actual awards were made to the CEO and other NEOs that exceeded the target award levels. The actual awards are shown in the 2007 Summary Compensation table on page 33 of this proxy statement.

Long-Term Incentive Awards

Overview

Our long-term incentive awards are used to link Company performance and increases in shareholder value to the total compensation for our NEOs. These awards are also key components of our ability to attract and retain our key NEOs. The annualized value of the awards to our NEOs is intended to be the largest component of our overall compensation package. On average, and assuming performance is on target, these awards currently represent over 50% of the total compensation package, consistent with our emphasis on linking executive pay to shareholder value.

Specific Programs for 2007

Our shareholder-approved incentive plans allow for the granting of performance share units, restricted stock and restricted stock units, and stock options, each linked to RR Donnelley’s stock price. As referenced in last year’s CD&A, a revised long-term incentive program was implemented in 2007. The awards made in 2007 for some NEOs were based on the Committee’s desire to have a balanced focus on stock price performance and financial performance for our senior operating executives. As such, the grants made in 2007 to our CEO and other NEOs with operating responsibilities consisted of 50% stock options and 50% performance share units (weighted by value). The Committee awarded restricted stock units in 2007 to NEOs with primarily staff responsibilities. The Committee believes that these awards will serve to focus attention on building shareholder value over the long-term, reinforce the importance of their roles as stewards of the business, and help to retain the executives.

Company Information

While the Plan permits delegation of the Committee’s authority to grant equity to employees other than NEOs in certain circumstances, the Committee has not so delegated authority. Accordingly, all grants to executive officers and all other employees have been made by the Committee.

The following provides more detail about the various award programs:

•

Stock Options: Stock options are granted with an exercise price not less than the market price of the Company’s common stock on the grant date. Option re-pricing is expressly prohibited by our shareholder-approved plan. Options generally vest over a period of four years with 25% becoming exercisable on each anniversary of the grant date as long as the recipient is still employed by us on the date of vesting, and generally expire after ten years. Stock options only have value if the Company’s stock price appreciates after the options are granted.

Other than with respect to NEOs with operating responsibilities as noted above, in 2007, option grants to NEOs generally are made in connection with an employment agreement. The Committee retains the discretion to make awards to executive officers at other times, in connection with the initial hiring of a new officer, for retention purposes, or otherwise.

•

Performance Share Units: The performance share units are earned based upon the achievement of pre-established normalized EPS targets covering the three year period from 2007-2009. The phrase “normalized EPS” refers to earnings per share excluding the impact of items such as restructuring, impairment and integration charges, and is reflected in the Company’s earnings releases as non-GAAP EPS.

Threshold performance will result in the payment of 50% of the target performance units awarded. Up to 250% of the number of performance share units could be earned if the Company’s performance exceeds specified performance levels, while no performance share units would be earned if threshold performance levels are not achieved. Any performance shares earned will be paid in common stock of the Company in March 2010.

•

Restricted Stock Units and Restricted Stock: Restricted stock units are equivalent in value to one share of the Company’s common stock and are settled in stock if the recipient is still employed by us on the date of vesting, which is generally in equal amounts over four years. Shares of restricted stock also generally vest in equal proportions over four years as long as the recipient is still employed by us on the date of vesting. Restricted stock units do not generally entitle the recipient to voting or dividend rights until the units vest. Recipients of shares of restricted stock receive dividends on, and may vote, the shares. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions thereon.

Benefits

Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. RR Donnelley’s primary benefits for executives include participation in the Company’s broad-based plans: retirement plans, savings plans, the Company’s health and dental plans and various insurance plans, including disability and life insurance.

RR Donnelley also provides certain executives, including the NEOs, the following benefits:

•

Supplemental Retirement and Savings: RR Donnelley provides supplemental retirement and savings plans to eligible executives described under Pension Benefits beginning on page 39 of this proxy statement. These supplemental plans take into account compensation levels limited by current tax laws, and are similar to programs found at many of the companies we compete with for talent. This benefit is available to all highly paid executives including our NEOs. Approximately 1,000 (active and inactive) employees are covered by these plans.

•

Supplemental Insurance: RR Donnelley provides additional life insurance and disability insurance for its NEOs, enhancing the value of our overall package. We pay the premiums for these additional benefits and provide a tax gross-up for these premium payments.

•

Deferred Compensation Plan: RR Donnelley provides executives the opportunity to defer receiving income until after they terminate their employment. This benefit allows the executives to defer taxation on that compensation until after termination. Deferral programs are also very common in the marketplace and add to the attractiveness of our overall compensation program. The deferred compensation plan is described under Nonqualified Deferred Compensation beginning on page 40 of this proxy statement.

Company Information

•

Financial Counseling: RR Donnelley pays for financial counseling services, to a maximum of $12,000 per year, providing the NEOs with access to an independent financial advisor of their choice. Executives incur imputed income for fees paid for the services. To encourage the use of this benefit, RR Donnelley provides a tax gross-up for the value provided.

•

Automobile Program: RR Donnelley provides our NEOs with an automobile allowance. This benefit provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. Executives recognize imputed income for tax purposes for all company-paid non-business expenses.

•	Company Airplane: RR Donnelley owns one corporate airplane and has interests in two fractional ownership interests in private planes. No personal airplane travel occurred in 2007.

Post-Termination Compensation

The Committee believes that severance benefits and change of control benefits are necessary in order to attract and retain the caliber and quality of executive that RR Donnelley needs in its most senior positions. These benefits are particularly important in an industry undergoing consolidation, providing for continuity of senior management and helping executives focus on results and strategic initiatives. The levels of payments and benefits available upon termination were set to be comparable to those provided at other large industrial companies with revenues of $8 billion to $14 billion.

Each of our NEOs, including our CEO, has an employment agreement that provides for severance payments and benefits if termination occurs without “cause” or if the executive leaves for “good reason”. There is also additional compensation provided for several NEOs in circumstances following such termination after a “Change in Control,” as defined in the employment agreements.

Additional information regarding the severance and change in control payments, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2007, is found under Potential Payments upon Termination or Change in Control beginning on page 41 of this proxy statement.

As mentioned previously, Mark A. Angelson retired from the company effective April 30, 2007. Because Mr. Angelson retired from the company other than for Good Reason (as defined in his employment agreement), he did not receive any severance payments, additional medical, dental or vision coverage or acceleration of equity vestings. Further, because Mr. Angelson retired prior to 5 years of service with the company, he did not and will not receive any pension payments.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for our NEOs. These guidelines are designed to encourage our executive officers to have a meaningful equity ownership in the Company, and thereby link their interests with those of our stockholders. These stock ownership guidelines provide that, within three years of becoming an executive officer, each officer must own (by way of shares owned outright, shares owned through our 401(k) plans, shares of unvested restricted stock and unvested restricted stock units, but not including unexercised stock options or performance share units) shares of our common stock with a value of three times their base salary, or five times base salary for the CEO. In the event an executive officer does not achieve or make progress toward the required stock ownership level, the Committee may review the right of such executive officer to participate in future equity grants and/or affect future long-term incentive award payouts. As of March 2008, all of the NEOs have met or are making acceptable progress with respect to meeting their ownership requirement.

Tax Deductibility Policy

The Committee considers the deductibility of compensation for federal income tax purposes in the design of RR Donnelley’s programs. We believe that all of the incentive compensation paid to our NEOs for 2006 qualifies as “performance-based compensation” and, thus, is fully deductible by the Company for federal income tax purposes, except the restricted stock awards. While we generally seek to ensure the deductibility of the incentive compensation paid to our NEOs, the Committee intends to retain the flexibility necessary to provide cash and equity compensation in line with competitive practice, our compensation philosophy, and the best interests of our shareholders even if these amounts are not fully tax deductible.

Company Information

Human Resources Committee Report

The Human Resources Committee of the Board of Directors R.R. Donnelley & Sons Company oversees R.R. Donnelley & Sons Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Human Resources Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the Company’s Proxy Statement to be filed in connection with the Company’s 2008 Annual Meeting of Stockholders.

Human Resources Committee

Thomas S. Johnson, Chairman

Rick Goings

Michael T. Riordan

Lionel H. Schipper, C.M.

Norman Wesley

Company Information

Executive Compensation

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, the three most highly compensated executive officers other than the principal executive officer and principal financial officer (“NEOs”) and our former principal executive officer who served during part of 2007, but who was not an executive officer at fiscal year-end.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)(7)	Total ($)
Thomas J. Quinlan	2007	782,778	—	2,014,378		395,899	1,750,000	32,658	62,540	5,038,253
President and Chief Executive Officer	2006	480,000	—	1,654,785		—	1,020,000	28,591	50,121	3,233,497

Suzanne S. Bettman	2007	392,824	—	302,581		38,188	700,000	13,485	44,006	1,491,084
Executive Vice President, General Counsel	2006	342,628	—	405,942		38,188	500,000	15,650	36,269	1,338,677

Daniel L. Knotts	2007	520,147	—	638,897		126,543	1,000,000	30,692	30,084	2,346,363
Group President

Miles W. McHugh	2007	359,491	—	148,688		—	450,000	23,176	7,008	988,363
Executive Vice President, Chief Financial Officer	2006	254,900	—	25,763		—	325,000	4,882	3,300	613,845

John R. Paloian	2007	652,315	—	1,040,247		339,427	1,500,000	64,874	90,158	3,687,021
Chief Operating Officer	2006	500,000	—	1,070,354		143,000	1,000,000	18,317	38,142	2,769,813

Mark A. Angelson	2007	333,333	—	1,588,000		272,083	—	—	10,089	2,203,505
Former Chief Executive Officer	2006	1,000,000	—	11,817,016	(9)	1,632,500	4,250,000	1,861,445	61,009	20,621,970
[1]

The amounts shown in this column constitute the fair value of restricted stock units (“RSUs”) granted under the 2004 PIP and Moore Wallace 2003 Long-Term Incentive Plan (“2003 LTIP”) and performance share units (“PSUs”) granted under the 2004 PIP (including certain PSUs that were paid out in February and March 2007). The amounts are valued based on the dollar amount of compensation cost recognized in 2007, with respect to all outstanding stock awards held by the NEO as determined pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as FAS 123R). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating the fair value pursuant to FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

[2]

The amounts shown in this column reflect the fair value of options granted under the 2004 PIP and various Moore Wallace long-term incentive plans. The amounts are valued based on the dollar amount of compensation cost recognized in 2007, with respect to all outstanding options held by the NEO, as determined pursuant to FAS 123R. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For further information on these awards, see the Outstanding Equity Awards at 2007 Fiscal Year-End table beginning on page 37 of this proxy statement.

[3]

The amounts shown in this column constitute payments made under our MBO Plan which is a subplan of the 2004 PIP. At the outset of each year, the Human Resources Committee sets performance criteria that are used to determine whether and to what extent the NEOs will receive payments under the MBO Plan. For fiscal 2007, the Human Resources Committee selected earnings per share as the relevant performance criterion used to determine each NEO’s maximum bonus payment and each NEO had additional personal objectives to determine the actual bonus amount to be met. See Compensation Discussion and Analysis beginning on page 27 of this proxy statement.

[4]

The amounts shown in this column include the aggregate of the increase in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans during 2007. Mr. Angelson did not receive any pension benefits upon his retirement.

[5]

Amounts in this column include the value of the following perquisites paid to the NEOs in 2007. Perquisites, other than corporate aircraft usage, are valued at actual amounts paid to each provider of such perquisites. The incremental cost to us of personal use of our aircraft is calculated based on the average variable operating costs of operating the aircraft, including fuel costs and landing fees, trip-related repairs and maintenance, catering and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilot salaries, training, utilities, taxes and general repairs and maintenance, are excluded.

Company Information

Named Executive Officer	Corporate Aircraft Usage ($)	Corporate Automobile Allowance ($)	Club Memberships Not Exclusively For Business Use ($)	Personal Tax/Financial Advice ($)	Tax Gross Up Related to Personal Tax/Financial Advice ($)
Thomas Quinlan	—	16,800	—	5,900	6,092
Suzanne Bettman	—	12,000	—	10,461	6,815
Daniel Knotts	—	16,800	—	—	—
Miles McHugh	—	2,283	—	—	—
John Paloian	—	16,800	49,050	—	—
Mark Angelson	DM	—	—	—	—

DM—The incremental cost to the Company of the provision of this perquisite is limited to items such as food and beverages provided to this NEO’s spouse while accompanying the NEO on a business trip. It is not reasonably practical to quantify these amounts precisely, but they are de minimis.
[6]

Amounts in this column include contributions made by the Company on behalf of each of the NEOs to the 401(k) Savings Plans and related Supplemental Executive Retirement Plan-B (the “SERP-B”) in 2007. The SERP-B was frozen in 2004 and the only amounts contributed by the Company in 2007 were interest on the NEO’s account balance, calculated at the prime interest rate.

Named Executive Officer	Company Contributions To Savings Plan ($)	Company Contributions To SERP-B ($)
Thomas Quinlan	4,725	15,141
Suzanne Bettman	4,725	—
Daniel Knotts	4,725	—
Miles McHugh	4,725	—
John Paloian	4,725	—
Mark Angelson	3,375	6,714

[7]	Amounts in this column include premiums paid by the Company for group term life insurance, supplemental disability insurance and related tax gross ups.

Named Executive Officer	Supplemental Life Insurance Premium ($)	Supplemental Disability Insurance Premium ($)	Tax Gross Up Related to Supplemental Life Insurance Premium ($)	Tax Gross Up Related to Supplemental Disability Insurance Premium ($)
Thomas Quinlan	2,290	4,540	2,364	4,688
Suzanne Bettman	1,690	4,368	1,101	2,846
Daniel Knotts	2,050	3,132	1,336	2,041
Miles McHugh	—	—	—	—
John Paloian	10,170	1,296	7,200	917
Mark Angelson	—	—	—	—

2007 Grants of Plan-Based Awards

The following table shows additional information regarding: (i) the target and maximum level of annual cash incentive awards for our executive officers for performance during 2007, as established by the Human Resources Committee in February 2007 under our MBO Plan; and (ii) restricted stock unit, performance share unit and stock option awards granted in March and May 2007 that were awarded to help retain the NEOs and focus their attention on building shareholder value. The actual amount of the annual cash incentive award received by each NEO for performance during 2007 is shown in the 2007 Summary Compensation Table.

Company Information

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
		Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Thomas Quinlan	—	1,350,000	4,500,000	—	—	—	—	—	—	—
	3/21/2007	—	—	30,000	60,000	150,000	—	—	—	5,049,000
	3/21/2007	—	—	—	—	—	—	260,000	36.22	2,038,400

Suzanne Bettman	—	600,000	1,200,000	—	—	—	—	—	—	—
	3/21/2007	—	—	—	—	—	20,000	—	—	655,600

Daniel Knotts	—	825,000	N/A	—	—	—	—	—	—	—
	3/21/2007	—	—	10,000	20,000	50,000	—	—	—	1,683,000
	3/21/2007	—	—	—	—	—	—	80,000	36.22	627,200
	5/7/2007	—	—	—	—	—	10,000	—	—	394,100

Miles McHugh	—	404,167	1,350,000	—	—	—	—	—	—	—
	3/21/2007	—	—	—	—	—	20,000	—	—	655,600

John Paloian	—	1,050,000	2,100,000	—	—	—	—	—	—	—
	3/21/2007	—	—	15,000	30,000	75,000	—	—	—	2,524,500
	3/21/2007	—	—	—	—	—	—	130,000	36.22	1,019,200

Mark Angelson	—	1,500,000	5,500,000	—	—	—	—	—	—	—
[1]

In each case, the amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2007 Summary Compensation table. Upon Mr. Angelson’s retirement from the Company, the payout of any portion of the award was forfeited resulting in a payout of $0.

[2]

Consists of PSUs awarded under the 2004 PIP. Each PSU is equivalent to one share of the company’s common stock on the date of grant. The PSUs are earned for achieving specified business objectives of normalized earnings-per-share over a three-year performance period beginning March 21, 2007 and ending December 31, 2009. The minimum target must be reached in order for the holder to be entitled to receive any PSUs. From 50% to up to 250% of the number of PSUs granted may be earned depending upon performance versus specified target levels. After the performance period, the earned PSUs will be paid in stock or cash at the discretion of the Human Resources Committee. If paid in cash, the cash value for each PSU will be equal to the fair market value of one share of the company’s common stock on the payment date. If employment is terminated by the Company without cause or by the NEO for good reason (each as defined in the NEO’s employment agreement), the PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had such NEO’s employment not been terminated (i.e., performance measured on December 31, 2009). If employment terminates by reason of death or disability, 50% of any unvested PSUs will vest and become payable, assuming the attainment of threshold performance or, if greater, based on actual performance through the date of death or determination of disability. In the event of a change in control (as defined in the 2004 PIP), all of the PSUs will vest and be payable at target performance (100%) or, if greater, based on actual performance through the Acceleration Date (as defined in the 2004 PIP) against certain change in control earnings per share objectives.

[3]

Consists of restricted stock units awarded under the 2004 PIP and 2003 LTIP. The awards vest one-fourth on each of the first through fourth anniversaries of the grant date. If employment terminates by reason of death or disability, the unvested portion of the RSUs shall become fully vested. If employment terminates by reason of retirement, the unvested portion of the RSUs shall continue to vest as granted (one-fourth on each anniversary of the grant date). If employment terminates other than for death, disability or retirement, the unvested portion of the RSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 41 of this proxy statement.

[4]

Consists of stock options awarded under the 2004 PIP. The awards vest one-fourth on each of the first through fourth anniversaries of the grant date and expire on the tenth anniversary of the grant date. If employment terminates by reason of death or disability, the unvested portion of the option shall become fully vested and be exercisable for a one-year period from the date of disability or death. If employment terminates by reason of retirement, the unvested portion of the option shall continue to vest as granted (one-fourth on each anniversary of the grant date) and be exercisable for a five-year period from the date of retirement. If employment terminates other than for death, disability or retirement, the unvested portion of the option will be forfeited and the vested portion shall be exercisable for a ninety-day period from the date of termination. In the event of a change in control (as defined in the 2004 PIP), the option will fully vest and be exercisable until the expiration date. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 41 of this proxy statement.

[5]

Grant date fair value with respect to the PSUs and restricted stock units is determined based on a price per share of $36.22 on the grant date of March 21, 2007, except that the grant date fair value with respect to the restricted stock units awarded to Mr. Knotts on May 7, 2007 is determined based on a price per share of $39.41 on the grant date. Grant date fair value with respect to the options is determined based on a Black-Scholes calculation.

Company Information

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2007, all of the NEOs were employed pursuant to agreements with our company. Each employment agreement sets forth, among other things, the NEO’s minimum base salary, bonus opportunities, entitlement to participate in our benefit plans, equity awards and provisions with respect to certain payments and other benefits upon termination of employment under certain circumstances (such as without “Cause” or leaving employment for “Good Reason,” as defined in the agreements) or, in certain agreements, after a change in control of the Company. Please see Potential Payments Upon Termination or Change in Control beginning on page 41 of this proxy statement for a description of such provisions and for a description of post-termination payments for Mr. Angelson.

The minimum base salary set forth in each NEO’s employment agreement is: Mr. Quinlan, $900,000; Mr. Paloian, $700,000; Mr. Knotts, $ 550,000; Mr. McHugh, $450,000; Ms. Bettman, $400,000; and Mr. Angelson, $1,000,000. Mr. Angelson was paid his salary pro rata through the date of his retirement from the Company.

The employment agreements also set forth each NEO’s target bonus as a percentage of such NEO’s base salary. The target bonus for each NEO is 150%. Mr. Angelson forfeited his bonus for 2007 upon his retirement from the Company.

The employment agreements of the NEOs provide that such NEO will be entitled to participate in the Company’s compensation and benefit programs that are available to all management employees and that such NEO will also be eligible to participate in certain executive-only benefit plans.

Awards

The Committee granted stock options to three of its NEOs in 2007 under the 2004 PIP. The options vest in equal proportions over four years with an exercise price of the fair market value on the grant date. Mr. Quinlan received 260,000, Mr. Paloian received 130,000 and Mr. Knotts received 80,000 options with a grant date of March 21, 2007.

The Committee granted restricted stock units to three of its NEOs in 2007 under the 2004 PIP and 2003 LTIP. The restricted stock units generally vest in equal proportions over four years and have no dividend or voting rights. All restricted stock units are payable in shares of common stock of the Company upon vesting. Mr. McHugh and Ms. Bettman each received 20,000 and Mr. Knotts received 10,000 restricted stock units with a grant date of March 21, 2007.

In 2007, the Committee established annual company-wide corporate performance objectives under the MBO Plan based on earnings per share. Payment of the potential bonuses of the NEOs is only considered if the earnings per share target established by the Committee is satisfied. Once this earnings per share target is met, the actual individual awards to NEOs are based on performance against business unit performance goals and/or individual objectives. Based on the Company’s earnings per share performance and the Human Resources Committee’s assessment of each NEO’s overall performance relative to each NEO’s preset goals, actual MBO bonuses earned by the NEOs exceeded the target level and are reported as “Non-Equity Incentive Plan Compensation” in the 2007 Summary Compensation Table. Upon Mr. Angelson’s retirement, his MBO award was forfeited.

Salary and Bonus in Proportion to Total Compensation

Including the annualized value of performance share units awarded in 2004, our NEOs generally receive less than 50% of their total compensation in the form of base salary and cash incentive awards under the MBO Plan. As noted in the Compensation Discussion and Analysis beginning on page 27 of this proxy statement, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. Our Human Resources Committee believes that our current compensation program gives our NEOs a substantial alignment with stockholders, while also permitting the Committee to incentivize the NEOs to pursue specific short and long-term performance goals. Please see Compensation Discussion and Analysis beginning on page 27 of this proxy statement for a description of the objectives of our compensation program and overall compensation philosophy.

Company Information

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table shows certain information about unexercised options and unvested restricted stock and performance share units at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
Thomas Quinlan	—	260,000	36.22	3/20/2017	—	—	—	—
	47,250	—	16.73	1/1/2013	—	—	—	—
	31,500	—	16.84	12/23/2011	—	—	—	—
	63,000	—	4.33	12/30/2010	—	—	—	—
	—	—	—	—	45,425	1,714,340	—	—
	—	—	—	—	—	—	60,000	5,661,000

Suzanne Bettman	18,750	6,250	29.38	5/4/2014	—	—	—	—
	—	—	—	—	28,750	1,085,025	—	—

Daniel Knotts	—	80,000	36.22	3/20/2017	—	—	—	—
	1,200	—	24.22	9/23/2013	—	—	—	—
	20,000	—	18.80	3/25/2013	—	—	—	—
	45,000	—	21.09	3/22/2010	—	—	—	—
	7,500	—	34.28	3/24/2009	—	—	—	—
	5,000	—	41.56	3/25/2008	—	—	—	—
	—	—	—	—	22,750	858,585	—	—
	—	—	—	—	—	—	20,000	1,887,000

Miles McHugh	—	—	—	—	21,500	811,410	—	—

John Paloian	—	130,000	36.22	3/20/2017	—	—	—	—
	75,000	25,000	29.24	3/28/2014	—	—	—	—
	—	—	—	—	31,250	1,179,375	—	—
	—	—	—	—	—	—	30,000	2,830,500

Mark Angelson	—	—	—	—	—	—	—	—

Note:	Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instruments are identical.
[1]	The following table provides information with respect to the vesting of each NEO’s outstanding unexercisable options that are set forth in the above table:

Vesting Date	Thomas Quinlan	Suzanne Bettman	Daniel Knotts	Miles McHugh	John Paloian
3/21/2008	65,000	—	20,000	—	32,500
3/29/2008	—	—	—	—	25,000
5/5/2008	—	6,250	—	—	—
3/21/2009	65,000	—	20,000	—	32,500
3/21/2010	65,000	—	20,000	—	32,500
3/21/2011	65,000	—	20,000	—	32,500

Company Information

[2]	The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted stock units that are set forth in the above table.

Vesting Date	Thomas Quinlan	Suzanne Bettman	Daniel Knotts	Miles McHugh	John Paloian
1/4/2008	—	—	6,375	750	—
1/10/2008	—	5,000	2,500	5,000	—
1/13/2008	14,175	—	—	—	—
2/22/2008	6,250	2,500	—	—	6,250
3/23/2008	6,250	—	—	—	6,250
11/18/2008	—	1,250	—	—	—
1/4/2009	—	—	6,375	750	—
1/10/2009	—	5,000	2,500	5,000	—
2/22/2009	6,250	2,500	—	—	6,250
3/23/2009	6,250	—	—	—	6,250
1/10/2010	—	5,000	2,500	5,000	—
2/22/2010	6,250	2,500	—	—	6,250
1/10/2011	—	5,000	2,500	5,000	—
[3]	Assumes a price per share of $37.74 on December 31, 2007.
[4]	Represents PSUs that were granted on March 21, 2007. See footnote 2 to 2007 Grants of Plan-Based Awards table on page 35 of this proxy statement.
[5]	Assumes 250% payout.

2007 Option Exercises and Stock Vested

The following table shows information regarding the value of options exercised and restricted stock and restricted stock units vested during 2007.

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Thomas Quinlan	0	N/A	101,675	3,871,280
John Paloian	0	N/A	87,500	3,344,750
Daniel Knotts	1,800	33,804	6,375	228,735
Miles McHugh	0	N/A	750	26,910
Suzanne Bettman	0	N/A	33,750	1,292,663
Mark Angelson	1,072,119	16,268,799	976,807	37,299,958
[1]

Value realized on exercise of options is determined by subtracting the exercise price from the fair market value on the date of exercise. Fair market value is the closing price reported in the New York Stock Exchange Composite Transactions report.

[2]	Represents the vesting of restricted stock, restricted stock units, performance share units and other similar instruments under the Company’s equity plans.
[3]

Value realized on vesting of restricted stock, performance share units or restricted stock units is the fair market value on the date of vesting. Fair market value is the closing price reported in the New York Stock Exchange Composite Transactions report.

Company Information

Pension Benefits

Under the Retirement Benefit Plan of RR Donnelley & Sons Company and the Retirement Income Plan of Moore Wallace North America, Inc., (collectively referred to as the Qualified Retirement Plans), effective as of January 1, 2005 eligible employees accrue retirement benefits of 0.7% of covered compensation each year. Employees of RR Donnelley & Sons Company who met certain requirements and whose age and service points as of December 31, 2004 equaled 55 to 64 points accrue an additional 0.25% of covered compensation and those with 65 or more points accrue an additional 0.50% of covered compensation. Prior to January 1, 2005, employees of RR Donnelley participated in one of two defined benefit programs with higher accrual rates. The defined benefit plan for Moore Wallace employees had been frozen as of December 31, 2000, with no benefit accrual until the plan was reactivated as of January 1, 2005. Compensation covered by these Qualified Retirement Plans generally includes salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under the pension plan is limited by law. For 2007, the annual limitation is $225,000. The pension plan is funded entirely by the Company with contributions made to a trust fund from which the benefits of participants are paid.

The U.S. government places limitations on pensions that can be accrued under federal income tax qualified plans. An employee’s pension amounts that exceed such limitations, as well as benefits accrued under certain executives’ employment agreements, are paid under the RR Donnelley & Sons Company Unfunded Supplemental Benefit Plan or the Moore Wallace Unfunded Supplemental Retirement Income Plan (collectively referred to as the Non-Qualified Retirement Plans) to the extent such amounts would have been accrued under the Qualified Retirement Plans. All employees who are eligible to participate in the Company’s tax qualified pension plans are eligible for these supplemental payments to the extent their compensation is limited by compensation-related governmental restrictions on benefits. Approximately 647 employees are covered by these plans and in 2007, approximately 253 individuals received such supplemental payments. These Non-Qualified Plans are unfunded and provide for payments to be made out of the Company’s general assets.

Some participants have a pre-2005 cash balance or pension equity benefit with respect to which they can elect to receive a lump sum amount upon termination. New participants in the Retirement Plans will receive a career average plan benefit. Under the career average plan benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, in an actuarially reduced amount for the life of the participant and surviving spouse or other named survivor.

As Mr. Angelson retired prior to completing five full years of continuous service with the Company, he did not receive any retirement benefits.

See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under both the Pension Plans and the Supplemental Pension Plans set forth in the table below.

Company Information

2007 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Thomas Quinlan	Pension Plan	7	$12,968	—
	Supplemental Pension Plan	7	$73,860	—

Suzanne Bettman	Pension Plan	3	$19,367	—
	Supplemental Pension Plan	3	$36,140	—

Daniel Knotts	Pension Plan	21	$100,003	—
	Supplemental Pension Plan	21	$110,786	—

Miles McHugh	Pension Plan	4	$20,717	—
	Supplemental Pension Plan	4	$12,538	—

John Paloian(1)	Pension Plan	14	$128,156	—
	Supplemental Pension Plan	14	$125,462	—

Mark Angelson(2)	Pension Plan	4	$0	—
	Supplemental Pension Plan	4	$0	—
[1]	Mr. Paloian’s years of credited service include 11 years of credited service from a prior period of employment with the Company as provided under the terms of the Plans.
[2]	As Mr. Angelson retired prior to completing five years of continuous service with the Company, he did not receive any retirement benefits.

Nonqualified Deferred Compensation

The 2007 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 50% of base salary and 100% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions generally are paid in a lump sum distribution upon the six-month anniversary of the termination of the NEO’s employment with our company. Unless the NEO elects that a distribution be made three-years after deferred under certain circumstances.

The table also presents amounts deferred under our Supplemental Executive Retirement Plan (“SERP-B”). Under the SERP-B, participants could defer a portion of their regular earnings substantially equal to the difference between the amount that, in the absence of legislation limiting additions to our Savings Plan, would have been allocated to an employee’s account as before-tax and matching contributions, minus the deferral amount actually allocated under the Savings Plan. Deferred amounts earn interest at the prime rate and such interest is paid by the Company. Distributions are paid in a lump sum distribution upon the six-month anniversary of the termination of the participant’s employment with our Company. The SERP-B was frozen in 2004 and no additional amounts may be contributed by NEOs.

Company Information

2007 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Thomas Quinlan
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	15,141	—	—	198,673

Suzanne Bettman
Deferred Compensation Plan	—	—	46,732	—	777,448
Supplemental Executive Retirement Plan-B	—	—	—	—	—

Daniel Knotts
Deferred Compensation Plan	—	—	—	7,894	—
Supplemental Executive Retirement Plan-B	—	—	—	—	—

Miles McHugh
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	—	—	—	—

John Paloian
Deferred Compensation Plan	32,499	—	5,997	—	87,943
Supplemental Executive Retirement Plan-B	—	—	—	—	—

Mark Angelson
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	6,714	—	—	0	(4)
[1]	Amounts in this column are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2007 Summary Compensation table on page 33 of this proxy statement.
[2]

Amounts in this column are included in the “All Other Compensation” column in the 2007 Summary Compensation table. Amounts in this column with respect to the Supplemental Executive Retirement Plan-B consist of Company contributed interest calculated at the prime interest rate on the NEO’s account balance. The Company makes no contributions with respect to the Deferred Compensation Plan.

[3]

Amounts in this column are not included in the 2007 Summary Compensation table. There are no earnings with respect to the Supplemental Executive Retirement Plan-B other than the Company contributed interest.

[4]	Mr. Angelson’s balance was distributed upon his retirement.

Potential Payments Upon Termination or Change in Control

As noted under Compensation Discussion and Analysis — Post-Termination Compensation on page 31 of this proxy statement, we have entered into employment agreements with each of our NEOs that provide for payments and other benefits in connection with the officer’s termination for a qualifying event or circumstance and, in some agreements, for enhanced payments in connection with such termination after a Change in Control (as defined in the applicable agreement). A description of the terms with respect to each of these types of terminations follows.

Termination other than after a Change in Control

The employment agreements for each NEO provide for payments of certain benefits, as described below, upon the termination of the employment of an NEO. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of ‘Cause’ and ‘Good Reason’ that are used in those agreements. For purposes of the employment agreements:

•

We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief operating officer, chief financial officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

Company Information

•

The NEO is said to have Good Reason to terminate his or her employment (and thereby gain access to the benefits described below) if we assign the NEO duties that represent a material diminution of his or her duties or responsibilities, reduce the NEO’s compensation, generally require that the NEO’s principal office be located other than in Chicago, Illinois or, in the case of Mr. Quinlan and Mr. Paloian, New York, New York, or materially breach the employment agreement.

The employment agreements for the NEOs require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. The employment agreements also include noncompete and nonsolicit provisions that would apply for a period of eighteen months to two years, as set forth in such NEOs agreement, following the NEO’s termination of employment.

The benefits to be provided to the NEO in each of those situations are described in the tables below, which assume that the termination had taken place on December 31, 2007, the last day of our most recent fiscal year.

Termination after a Change in Control

The NEO’s are entitled to certain tax gross-ups upon a termination after a Change in Control (as defined in such NEO’s employment agreement).

As with the severance provisions described above, the rights to which the NEO’s are entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and Good Reason are the same in this termination scenario as in a termination other than after a Change in Control.

Payment Obligations Under Employment Agreements upon Termination of Employment of NEO

The following tables set forth our payment obligations under the employment agreements under the circumstances specified upon a termination of the employment of our NEOs. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Pension Benefits and Nonqualified Deferred Compensation beginning on page 39 of this proxy statement.

The tables further assume the following. Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination or change in control.

Disability or Death — All NEO’s are entitled to pension benefits upon death or disability according to the terms of the pension plan. The employment agreements provide that in the event of disability, each NEO is entitled to 60% of his or her base salary until age 65, his or her prorated target annual bonus for the year in which the disability occurs and all unvested equity awards held by such NEO immediately vest except that 50% of the PSUs will vest and become payable, assuming attainment of target performance (100% acheivement), or, if greater, actual performance through the date of death or disability. Further, in the event of disability, each NEO is entitled to benefits until age 65 and in the event of death, the NEO’s spousal coverage will continue until the spouse reaches age 65. Under the terms of his employment agreement, because Mr. Angelson retired prior to 5 years of service, he was not paid any pension payment.

Equity Acceleration — Each NEO is entitled to immediate vesting of all outstanding equity awards in the event of any termination other than resignation other than for Good Reason or termination with Cause except that the PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had the NEO’s employment not terminated (i.e, performance measured on December 31, 2009). Each NEO is generally entitled to immediate vesting of all outstanding equity awards upon a Change in Control (as defined in the 2004 PIP or 2003 LTIP, as applicable) and may be entitled to a gross up payment as described below except that the PSUs will vest and be payable at target performance (100%) or, if greater, based on actual performance through the Acceleration Date (as defined in the 2004 PIP) against certain change in control earnings per share objectives. For all NEOs, all unvested equity awards are forfeited in the event of resignation other than for Good Reason or termination with Cause. Treatment of equity upon death or disability is discussed above in “Disability or Death.” Because Mr. Angelson resigned other than for Good Reason, all of his unvested equity awards were forfeited. Value of accelerated restricted stock units and PSUs is the fair market value on the date of termination.

Company Information

Value of accelerated options is determined by subtracting the exercise price from the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price reported in the New York Stock Exchange Composite Transactions report on December 31, 2007 of $37.74.

Health Care Benefits — The employment agreements generally provide that, after resignation for Good Reason or termination without Cause, our company will continue providing medical, dental, and vision coverage to the NEO and the NEO’s dependents at least equal to that which would have been provided if the NEO’s employment had not terminated, if such coverage continues to be available to our company, until the earlier of (a) the date the NEO becomes eligible for any comparable medical, dental, or vision coverage provided by any other employer or (b) the end date of an enumerated period following the NEO’s date of termination. Because Mr. Angelson resigned other than for Good Reason, he did not receive any additional medical, dental, or vision coverage. For Messrs. Quinlan, Paloian and Knotts this period is 24 months after such resignation or termination before a Change in Control, and 36 months after a Change in Control and for Mr. McHugh and Ms. Bettman this period is 18 months after such resignation or termination (either before or after a Change in Control). In the event of resignation other than for Good Reason or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in “Disability or Death.”

280G Tax Gross-Up — Upon a change-in-control of the Company, an NEO may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. The Company has agreed to reimburse each NEO for all excise taxes that are imposed on the NEO under Section 280G and any income and excise taxes that are payable by the NEO as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the below tables assumes that the NEO is entitled to a full reimbursement by the Company of all such income and excise taxes. The calculation of the 280G gross-up amount is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% medicare tax rate. For purposes of the 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the NEO’s restrictive covenant.

The tables assume that termination took place on December 31, 2007. Mr. Angelson retired effective April 30, 2007. His retirement was treated as a “Termination for other than Good Reason” and he did not receive any payments or benefits other than those that are generally available to all salaried employees and pension and deferred compensation payments that are discussed earlier in this proxy statement.

Company Information

Mr. Quinlan, the Company’s president and chief executive officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)		Termination for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in-Control($)(2)		Disability($)		Death($)
Compensation:
Base Salary	1,800,000		0	2,700,000		11,340,000	(3)	0
Bonus	2,700,000		0	4,050,000		1,350,000	(7)	1,350,000	(7)

Equity:
Restricted Share Units(4)	1,714,340		0	1,714,340		1,714,340		1,714,340
Options(4)	395,200		0	395,200		395,200		395,200
Performance Share Units(4)	—	(5)	0	5,661,000	(6)	1,132,200		1,132,200

Benefits and Perquisites:(8)
Post-Termination Health Care	24,198		0	36,297		—		—
Supplemental Life Insurance	4,580		0	6,870		—		—
Supplemental Disability Insurance	9,081		0	13,621		—		—
Financial Planning	24,000		0	36,000		—		—
Car Allowance	33,600		0	50,400		—		—
Tax Gross Up(9)	38,886		0	58,328		—		—
280G Tax Gross Up(10)	0		0	6,361,864		—		—

Total:	6,743,885		0	21,083,920		15,931,740		4,591,740

[1]	Mr. Quinlan is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]

Mr. Quinlan is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Quinlan is also entitled to his pro-rated annual bonus for the year in which the termination occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This pro-rata bonus amount is not included in this table as it is not considered a severance payment.

[3]

The estimated present value of Mr. Quinlan’s base salary until age 65 was calculated assuming a FAS accounting assumption discount of 6% and a base salary of 60% of current base salary times the number of years to age 65.

[4]	Assumes price per share of $37.74 on December 31, 2007.
[5]

The PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Quinlan’s employment not been terminated (i.e., performance measured on December 31, 2009).

[6]	Assuming an Acceleration Date of the Change in Control of December 31, 2007, the PSUs would vest and become payable at the 250% level.
[7]	Mr. Quinlan is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[8]	Mr. Quinlan receives the same benefits that are generally available to all salaried employees upon disability or death.
[9]	Includes estimated tax gross-ups on benefits and perquisites.
[10]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Company Information

Ms. Bettman, the Company’s executive vice president, general counsel, corporate secretary and chief compliance officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)	Termination for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in- Control($)(1)	Disability($)		Death($)
Compensation:
Base Salary	600,000	0	600,000	5,280,000	(2)	0
Bonus	900,000	0	900,000	600,000	(4)	600,000	(4)

Equity:
Restricted Share Units(3)	1,085,025	0	1,085,025	1,085,025		1,085,025
Options(3)	52,250	0	52,250	52,250		52,250

Benefits and Perquisites:(5)
Post-Termination Health Care	2,270	0	2,270	—		—
Supplemental Insurance	2,535	0	2,535	—		—
Supplemental Disability Insurance	6,551	0	6,551	—		—
Financial Planning	18,000	0	18,000	—		—
Car Allowance	18,000	0	18,000	—		—
Tax Gross Up(6)	17,647	0	17,647	—		—
280G Tax Gross Up(7)	0	0	680,884	—		—

Total:	2,702,278	0	3,383,162	7,017,275		1,737,275
[1]	Ms. Bettman is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]

The estimated present value of Ms. Bettman’s base salary until age 65 was calculated assuming a FAS accounting assumption discount of 6% and a base salary of 60% of current base salary times the number of years to age 65.

[3]	Assumes price per share of $37.74 on December 31, 2007.
[4]	Ms. Bettman is entitled to her pro-rated target bonus for the year in which death or disability occurs.
[5]	Ms. Bettman receives the same benefits that are generally available to all salaried employees upon death or disability.
[6]	Includes estimated tax gross-ups on benefits and perquisites.
[7]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Mr. Knotts, the Company’s group president is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)		Termination for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in- Control($)(2)		Disability($)		Death($)
Compensation:
Base Salary	1,100,000		0	1,650,000		7,260,000	(3)	0
Bonus	1,650,000		0	2,475,000		825,000	(7)	825,000	(7)

Equity:
Restricted Share Units(4)	858,585		0	858,585		858,585		858,585
Options(4)	121,600		0	121,600		121,600		121,600
Performance Share Units(4)	—	(5)	0	1,887,000	(6)	377,400		377,400

Benefits and Perquisites:(8)
Post-Termination Health Care	24,198		0	36,297		—		—
Supplemental Insurance	4,100		0	6,150		—		—
Supplemental Disability Insurance	6,265		0	9,397		—		—
Financial Planning	24,000		0	36,000		—		—
Car Allowance	33,600		0	50,400		—		—
Tax Gross Up(9)	22,390		0	33,584		—		—
280G Tax Gross Up(10)	0		0	2,663,621		—		—

Total:	3,844,738		0	9,827,634		9,442,585		2,182,585
[1]	Mr. Knotts is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]

Mr. Knotts is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Knotts is also entitled to his pro-rated annual bonus for the year in which the termination occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This pro-rata bonus amount is not included in this table as it is not considered a severance payment.

Company Information

[3]

The estimated present value of Mr. Knott’s base salary until age 65 was calculated assuming a FAS accounting assumption discount of 6% and a base salary of 60% of current base salary times the number of years to age 65.

[4]	Assumes price per share of $37.74 on December 31, 2007.
[5]	The PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Knott’s employment not been terminated (i.e., performance measured on December 31, 2009).
[6]	Assuming an Acceleration Date of the Change in Control of December 31, 2007, the PSUs would vest and become payable at the 250% level.
[7]	Mr. Knotts is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[8]	Mr. Knotts receives the same benefits that are generally available to all salaried employees upon death or disability.
[9]	Includes estimated tax gross-ups on benefits and perquisites.
[10]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Mr. McHugh, the Company’s executive vice president and chief financial officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)	Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in- Control($)(1)	Disability($)		Death($)
Compensation:
Base Salary	675,000	0	675,000	5,940,000	(2)	0
Bonus	1,012,500	0	1,012,500	675,000	(4)	675,000	(4)

Equity:
Restricted Share Units(3)	811,410	0	811,410	811,410		811,410

Benefits and Perquisites:(5)
Post-Termination Health Care	18,149	0	18,149	—		—
280G Tax Gross Up(6)	0	0	813,133	—		—

Total:	2,517,059	0	3,330,192	7,426,410		1,486,410
[1]	Mr. McHugh is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]

The estimated present value of Mr. McHugh’s base salary until age 65 was calculated assuming a FAS accounting assumption discount of 6% and a base salary of 60% of current base salary times the number of years to age 65.

[3]	Assumes price per share of $37.74 on December 31, 2007.
[4]	Mr. McHugh is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[5]	Mr. McHugh receives the same benefits that are generally available to all salaried employees upon death or disability.
[6]	Includes estimated tax gross-ups on benefits and perquisites.
[7]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Company Information

Mr. Paloian, the Company’s chief operating officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)		Termination for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in- Control($)(2)		Disability($)		Death($)
Compensation:
Base Salary	1,400,000		0	2,100,000		6,720,000	(3)	0
Bonus	2,100,000		0	3,150,000		1,050,000	(7)	1,050,000	(7)

Equity:
Restricted Share Units(4)	1,179,375		0	1,179,375		1,179,375		1,179,375
Options(4)	410,100		0	410,100		410,100		410,100
Performance Share Units(4)	—	(5)	0	2,830,500	(6)	566,100		566,100

Benefits and Perquisites:(8)
Post-Termination Health Care	24,198		0	36,297		—		—
Supplemental Insurance	20,340		0	30,510		—		—
Supplemental Disability Insurance	2,591		0	3,887		—		—
Financial Planning	24,000		0	36,000		—		—
Car Allowance	33,600		0	50,400		—		—
Tax Gross Up(9)	33,225		0	49,837		—		—
280G Tax Gross Up(10)	0		0	3,718,707		—		—

Total:	5,227,429		0	13,595,613		9,925,575		3,205,575

[1]	Mr. Paloian is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]

Mr. Paloian is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Paloian is also entitled to his pro-rated annual bonus for the year in which the termination occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This pro-rata bonus amount is not included in this table as it is not considered a severance payment.

[3]

The estimated present value of Mr. Paloian’s base salary until age 65 was calculated assuming a FAS accounting assumption discount of 6% and a base salary of 60% of current base salary times the number of years to age 65.

[4]	Assumes price per share of $37.74 on December 31, 2007.
[5]

The PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Paloian’s employment not been terminated (i.e., performance measured on December 31, 2009).

[6]	Assuming an Acceleration Date of the Change in Control of December 31, 2007, the PSUs would vest and become payable at the 250% level.
[7]	Mr. Paloian is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[8]	Mr. Paloian receives the same benefits that are generally available to all salaried employees upon death or disability.
[9]	Includes estimated tax gross-ups on benefits and perquisites.
[9]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.
[10]	Spousal coverage continues until spouse reaches age 65.

Company Information

Director Compensation

Equity-Based Compensation

The Board determined that, as of April 14, 2004, all non-employee director annual retainer and meeting fees would be paid in the form of restricted stock units. For awards made prior to July 2007, the restricted stock units vest in two parts. The first one-third of the restricted stock unit award vests on the earlier of the third anniversary of the grant date and the date a director ceases to be a director of the Company. The remaining two-thirds of the restricted stock unit award vests on the date the director ceases to be a director of the Company. Each director had the option to defer the first one-third of the restricted stock unit award until the date the director ceases to be a director of the Company. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out upon the date the director ceases to be a director of the Company. For awards made after July 2007, the restricted stock units vest in equal portions over three years or on the date the director ceases to be a director of the Company, whichever is earlier. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out with the corresponding restricted stock units. The Company may elect to make payment in the form of shares of the Company’s common stock or cash upon vesting. Each director receives annually a restricted stock unit grant, the fair market value of which is $220,000, as a base retainer for serving as a director. A director will additionally receive the following annual awards, as applicable:

–	a restricted stock unit grant, the fair market value of which is $35,000, for serving as the chairman of the audit committee;

–	a restricted stock unit grant, the fair market value of which is $20,000, for serving as chairman of any other committee; or

–	a restricted stock unit grant, the fair market value of which is $20,000, for serving as a member of the audit committee other than the chairman.

The Chairman of the Board also receives a restricted stock unit grant, the fair market value of which is $200,000, for serving as chairman; such amount will be reduced to $150,000 for grants made at or after the date of the 2008 Annual Meeting.

Fair market value is defined as the average of the high and the low of the Company’s stock price on the date of grant.

Pension

Under the Wallace Computer Services Directors Pension Plan, Messrs. Pope and Riordan will receive quarterly payments of $6,250 starting at age 60. No other director will receive payments under this plan.

Indemnification Agreements

The Company is party to indemnification agreements with each of its directors that requires the Company to indemnify the directors to the fullest extent permitted by Delaware law. The Company’s certificate of incorporation also requires the Company to indemnify both the directors and officers to the fullest extent permitted by Delaware law.

Benefits

Non-employee directors may also elect to participate in the Company’s medical benefit plans. Any director who so elects pays the full cost of participation as if such director were a retiree of the Company.

Company Information

2007 Non-Employee Director Compensation Table

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive equity-based compensation as described above. As required by SEC rules, the table below shows the compensation cost recognized in 2007 with respect to all outstanding stock awards held by the non-employee director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Lee Chaden*	—	0	—	—	—	—		0
Rick Goings*	—	0	—	—	—	—		0
Judith Hamilton	—	277,469	—	—	—	7,159	(4)	284,628
Thomas Johnson	—	277,469	—	—	—	8,601	(4)	286,070
John Pope	—	204,442	—	—	—	15,528	(5)	219,970
Michael Riordan	—	275,230	—	—	—	5,894	(5)	281,124
Lionel Schipper, C.M.	—	277,469	—	—	—	—		277,469
Oliver Sockwell	—	253,323	—	—	—	5,933	(4)	259,256
Bide Thomas	—	192,691	—	—	—	4,471	(4)	197,162
Norman Wesley	—	253,323	—	—	—	3,698	(4)	257,021
Stephen Wolf	—	470,213	—	—	—	7,313	(4)	477,526
*	Messrs. Chaden and Goings joined the Board in 2008 and thus did not receive any awards in 2007.
[1]

No annual cash, stock option grants or non-stock incentive plan compensation payments were made as compensation for director services in 2007 or are contemplated under our current compensation structure.

[2]

The amounts shown in this column constitute the fair value of restricted stock units granted under the Company’s 2004 PIP awarded as payment of non-employee director annual retainer and fees for serving as chairperson of the board or committees calculated as set forth above under Equity-Based Compensation. The amounts are valued based on the dollar amount of compensation cost recognized in 2007 with respect to all outstanding stock awards, dividend equivalents and interest thereon held by the non-employee director as determined pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as FAS 123R). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating the value pursuant to FAS 123R. The aggregate grant date fair value of awards made in 2007 were: Mr. Chaden, $0; Mr. Goings, $0; Ms. Hamilton, $240,000; Mr. Johnson, $240,000; Mr. Pope, $255,000; Mr. Riordan, $240,000; Mr. Schipper, $240,000; Mr. Sockwell, $220,000; Mr. Thomas, $240,000; Mr. Wesley, $220,000; and Mr. Wolf, $420,000. As of December 31, 2007, each director had outstanding the following aggregate number of restricted stock units: Mr. Chaden, 0; Mr. Goings, 0; Ms. Hamilton, 24,544; Mr. Johnson, 24,544; Mr. Pope, 26,314; Mr. Riordan, 23,884; Mr. Schipper, 24,544; Mr. Sockwell, 22,184; Mr. Thomas, 24,544; Mr. Wesley, 22,184; and Mr. Wolf, 38,228.

[3]

As of December 31, 2007, the following directors had outstanding the following numbers of outstanding options to purchase shares of Common Stock: Ms. Hamilton, 10,873; Mr. Johnson, 32,897; Mr. Schipper, 6,300; Mr. Sockwell, 21,814; Mr. Thomas, 4,000; Mr. Wesley, 6,873; and Mr. Wolf, 21,814.

[4]

Consists of dividends on phantom shares under the Company’s Policy on Retirement Benefits, Phantom Stock Grants and Stock Options for Directors, credited as additional phantom shares. As of December 31, 2007, the following directors had outstanding the following aggregate numbers of phantom shares: Ms. Hamilton, 7,004 phantom shares; Mr. Johnson, 8,415 phantom shares; Mr. Sockwell, 5,805 phantom shares; Mr. Thomas, 4,374 phantom shares; Mr. Wesley, 3,618 phantom shares; and Mr. Wolf, 7,155 phantom shares. The phantom shares are fully vested.

[5]

Consists of dividends paid on amounts held in the directors’ account under the Wallace Corporation Director Compensation Plan pursuant to which the directors retainer fees were credited as shares of stock in Company maintained accounts, similar to phantom stock. Dividends paid on these shares are accrued and credited as additional shares on December 31 of each year. As of December 31, 2007, there were 418 and 159 shares credited to Mr. Pope’s and Mr. Riordan’s accounts, respectively.

Company Information

Certain Transactions

In February 2007, the Corporate Responsibility & Governance Committee adopted a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the committee or (ii) if the committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the board, such disinterested members of the board by a majority vote. Related persons include any of our directors or certain executive officers, certain of our shareholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the Chairman of the committee of any related person transaction of which he or she becomes aware.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2007 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that, due to administrative error one report on Form 4 relating to the vesting of restricted stock units was filed late for Ms. Bettman.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007. The committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company’s financial reporting. The committee has received from the independent registered public accounting firm written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

During the course of the fiscal year ended December 31, 2007, management completed the documentation, testing and evaluation of the

Company Information

Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Management and the Company’s independent registered public accounting firm kept the committee apprised of the progress of the documentation, testing and evaluation through periodic updates, and the committee provided advice to management during this progress.

In reliance on the review and discussions described above, the committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee

John C. Pope, Chairman

Michael T. Riordan

Lionel H. Schipper, C.M.

Bide L. Thomas

The Company’s Independent Registered Public Accounting Firm

Fees

Audit Fees — Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2007 and 2006. Total fees paid to Deloitte for audit services rendered during 2007 and 2006 were $10,339,000 and $8,860,175, respectively.

Audit-Related Fees — Total fees paid to Deloitte for audit-related services rendered during 2007 and 2006 were $495,808 and $1,899,000, respectively, related primarily to acquisition due diligence.

Tax Fees — Total fees paid to Deloitte for tax services rendered during 2007 and 2006 were $128,500 and $301,000, respectively, related primarily to international and domestic tax compliance and other tax integration services.

All Other Fees — Total fees paid to Deloitte for all other services rendered during 2007 and 2006 were $0 and $0, respectively.

Audit Committee Pre-Approval Policy — The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to, the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established by the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

Submitting Stockholder Proposals and Nominations for 2009 Annual Meeting

Any proposals that stockholders wish to present at the 2009 Annual Meeting must be received by December 19, 2008 in order to be considered for inclusion in the Company’s proxy materials. The 2009 Annual Meeting is currently scheduled to be held on May 21, 2009. The Corporate Responsibility & Governance Committee will consider stockholders’ nominees for the Board of Directors and stockholder proposals submitted for the meeting.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2009 Annual Meeting, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 60 to 90 days before the meeting. If notice or public announcement of the meeting date comes less than 75 days before the meeting, stockholders are allowed to submit a notice of nomination or proposal within ten days after the meeting date is announced.

A nomination or proposal that does not supply adequate information about the nominee or proposal

Company Information

and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, R.R. Donnelley & Sons Company, 111 South Wacker Drive, Chicago, Illinois 60606-4301.

Discretionary Voting of Proxies on Other Matters

The Company’s management does not currently intend to bring any proposals to the 2008 Annual Meeting other than the election of directors, ratification of the auditors and amendment of the 2004 Performance Incentive Plan and does not expect any stockholder proposals other than those described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Suzanne S. Bettman, Secretary

Chicago, Illinois, April 18, 2008

Appendix A

R.R. DONNELLEY & SONS COMPANY

2004 PERFORMANCE INCENTIVE PLAN

(as adopted by the Board of Directors on December 11, 2003 and amended March 25, 2004 and further amended on April 2, 2007)

I. General

1. Plan. To provide incentives to officers, other employees and other persons providing services to R.R. Donnelley & Sons Company (the “Company”) through rewards based upon the ownership or performance of the common stock, par value $1.25 per share, of the Company (“common stock”) or other performance measures, the Committee hereinafter designated may grant cash or bonus awards, stock options, stock appreciation rights (“SARs”), restricted stock, stock units or combinations thereof, to eligible participants, on the terms and subject to the conditions stated in this 2004 Performance Incentive Plan (the “Plan”). In addition, to provide incentives to members of the Board of Directors (the “Board”) who are not employees of the Company (“non-employee directors”), such non-employee directors are eligible to receive awards as set forth in Article V of the Plan. For purposes of the Plan, references to employment by or service to the Company also means employment by or service to a direct or indirect majority-owned subsidiary of the Company and employment by or service to any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest.

2. Eligibility. Officers and other employees of, and other persons providing services to the Company (“participants”) shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options, SARs, restricted stock and stock units, either singly or in combination, as the Committee, in its discretion, shall determine. In addition, non-employee directors shall receive awards on the terms and subject to the conditions stated in the Plan.

3. Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, 17,000,000 shares of common stock shall be available under the Plan, reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option (“free-standing SARs”), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs (“tandem SARs”) shall be treated as one grant. Shares tendered or withheld upon exercise of an option, vesting of restricted stock or restricted stock units, settlement of an SAR or upon any other event to pay exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of an SAR, the total number of shares remaining available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.

For the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 1,000,000, subject to adjustment as provided in Section 5 of this Article I; provided, however, that for purposes of this sentence, stock options and tandem SARs shall be treated as one grant. The maximum number of shares of common stock with respect to which bonus awards, including performance awards or fixed awards in the form of restricted stock or other form, may be granted hereunder is 10,000,000 in the aggregate, subject to adjustment as provided in Section 5 of this Article I and excluding any such awards made pursuant to an employment agreement with a newly-hired chief executive officer of the Company. If the Plan becomes effective, no new grants shall be made under any equity plan of the Company that is in effect as of the date immediately prior to the date of stockholder approval of the Plan (the “Existing Company Plans”) and all such Existing Company Plans shall be terminated, provided, however, that such termination shall have no effect on any outstanding awards granted under any Existing Company Plan.

Shares of common stock to be issued may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

4. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board (the “Committee”), provided that the Board

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may designate a separate committee, also meeting the requirements set forth in the following sentence, to administer Article V hereof. Each member of the Committee shall be a director that the Board has determined to be (i) an “outside director” within the meaning of Section 162(m) of the Code and (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee shall, subject to the terms of the Plan, select eligible participants for grants and awards; determine the form of each grant and award, either as cash, bonus awards, stock options, SARs, restricted stock awards, stock unit awards or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the timing and conditions of vesting, exercise or settlement, whether dividends or dividend equivalents accrue under any award, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. Notwithstanding the foregoing, all stock option awards, SARs, restricted stock awards and stock unit awards shall have a minimum vesting period of at least three years from the date of grant (such vesting may, in the discretion of the Committee, occur in full at the end of such period or may occur in specified installments over such period, provided that no more than 40% of any particular award may vest by the end of the first year following the date of grant and no more than 80% of any particular award may vest by the end of the second year following the date of grant); provided, however, that the Committee may provide for early vesting upon the death, permanent and total disability, retirement or termination of service of the award recipient. The Committee may also waive this minimum vesting-period requirement (A) with respect to awards made to newly hired employees, (B) to accelerate vesting of awards made to existing employees affected by workforce reductions, (C) in similar circumstances, as determined by the Committee in the exercise of its discretion and (D) as otherwise required by law or the terms of the Plan. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties. Except to the extent required by Section 5 of this Article I, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and such grant or award shall be effective as of the effective date set forth in the agreement. The Committee may delegate some or all of its power and authority hereunder to the chief executive officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) a person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period a grant or award hereunder to such participant would be outstanding, (B) an officer or other person subject to Section 16 of the Exchange Act or (C) a person who is not an employee of the Company or (ii) decisions concerning the time, pricing or amount of a grant or award to a participant, officer or other person described in clause (i) above. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

5. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event affecting the Company or its common stock, or any distribution to holders of the Company’s common stock other than a regular cash dividend, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) available under the Plan, the specific share limitations otherwise set forth in the Plan, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding bonus award, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding stock option and the purchase price

Appendix A

per security and the terms of each outstanding SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price, provided that no such adjustment shall be made with respect to the transaction contemplated by the Combination Agreement, dated as of November 8, 2003, between the Company and Moore Wallace Incorporated. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an outstanding grant or award under the Plan, the Company shall pay the holder thereof, in connection with the first vesting, exercise or settlement of such grant or award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such grant or award; provided, however, that if the fair market value of such fractional security immediately after such adjustment is less than fair market value of one share of common stock immediately prior to such adjustment, such fractional security shall be disregarded and no payment shall be made. For purposes of the Plan, the fair market value of the common stock on a specified date shall be the closing market price of the common stock on such date as reported in the New York Stock Exchange-Composite Transactions, or, if no such trading in the common stock occurred on such date, then on the next preceding date when such trading occurred.

6. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the next meeting of stockholders held following the Board’s adoption of the Plan and, if approved, shall become effective on the date of such stockholder approval. The Plan shall terminate on the date on which shares are no longer available for grants or awards under the Plan, unless terminated prior thereto by action of the Board; provided, however that if the Plan itself has not previously terminated, Section 1 of Article V shall terminate on the date that is [ten years from the date of stockholder approval of the Plan. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, or such amendment would increase (subject to Section 5 of this Article I) the number of shares available under the Plan or would amend the prohibition on repricing of awards set forth in Section 4 of this Article I or otherwise permit the repricing of awards granted hereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

II. Bonus Awards

1. Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible participants in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and, subject to the Committee’s discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2. Performance Awards. (a) Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific performance goals over a performance period of not less than one nor more than ten years, as determined by the Committee.

(b) In no event shall any participant receive a payment with respect to any performance award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

(c) If the Committee desires that compensation payable pursuant to performance awards be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, then with respect to such performance awards, for any calendar year (i) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment thereunder is determined by reference to shares of common stock (or the fair

Appendix A

market value thereof), shall not exceed 900,000 shares of common stock (or the fair market value thereof), subject to adjustment as set forth in Section 5 of Article I, and (ii) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment is not determined by reference to shares of common stock, shall not exceed $5,000,000.

(d) The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall retain sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any performance award. If so provided in any agreement evidencing a performance award, the Committee may exercise such discretion by establishing conditions for payments in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(e) For purposes of the Plan, “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. The performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company or the applicable sector, business unit or division: net sales, cost of sales, gross profit, earnings from operations, earnings before interest, taxes, depreciation and amortization, earnings before income taxes, earnings before interest and taxes, cash flow measures, return on equity, return on assets, return on net assets employed, net income per common share (basic or diluted), EVA™ (Economic Value Added, which represents the cash operating earnings of the Company after deducting a charge for capital employed), cost reduction objectives, or any other similar criteria established by the Committee for the applicable performance period. The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall have the discretion to amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events. If the Committee desires that compensation payable pursuant to any award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

3. Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant’s continuing in the Company’s employ for a period specified in the award.

4. Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that a distribution with respect to shares of common stock, other than a regular quarterly cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of common stock with respect to which such distribution was made.

During the restriction period, a certificate or certificates representing restricted shares shall be registered in the holder’s name or the name of a nominee of the Company and may bear a legend, in addition to any legend which may be required under applicable laws, rules or regulations, indicating that the ownership of the shares of common stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the agreement relating to the shares of restricted common stock. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company’s right to require payment of any taxes, the requisite number of shares of common stock shall be delivered to the holder of such award.

Appendix A

5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, subject to the Committee’s discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to an account for the participant and held until the award is forfeited or paid out and interest shall be credited on the account at a rate determined by the Committee.

6. Events Upon Vesting. At the time of vesting of an award made pursuant to this Article II, (i) the award (and any dividend equivalents, other distributions and interest which have been credited), if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

III. Stock Options

1. Options for Eligible Participants. Options to purchase shares of common stock may be granted to such eligible participants as may be selected by the Committee. These options may, but need not, constitute “incentive stock options” under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options.

2. Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided, further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

3. Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

An option may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (which the optionee has held for at least six months prior to delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) to the extent expressly authorized by the Committee, via a cashless exercise arrangement with the Company or (F) a

Appendix A

combination of (A) and (B), (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have the sole discretion to disapprove of an election pursuant to clause (D). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of common stock shall be delivered until the full purchase price therefor has been paid.

IV. Stock Appreciation Rights

1. Grants. Free-standing SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs, or in the case of tandem SARs, from the date of grant of the related stock option to the date of exercise of such tandem SARs, may be granted to such participants as may be selected by the Committee. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. Tandem SARs shall be automatically canceled upon exercise of the related stock option.

2. Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. Any tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a tandem SAR shall be the purchase price per share of common stock of the related option. The base price of a free-standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR.

3. Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the base price of the SAR. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, no SAR shall be exercised later than ten years after the date of its grant; and provided, further, that no tandem SAR shall be exercised if the related option has expired or has been canceled or forfeited or has otherwise terminated. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for restricted shares of common stock, the restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of an SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.

A tandem SAR may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of such SAR and (iii) by executing such documents as the Company may reasonably request. A free-standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

V. Awards to Non-Employee Directors

1. Annual Grants to Non-Employee Directors. On the date of the Company’s 2004 annual meeting of stockholders, and on the date of each subsequent annual meeting prior to the termination of this Section 1, the Company shall make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director. Awards granted pursuant to this Section 1 of Article V shall be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each such award, shall be determined by a committee

Appendix A

meeting the requirements for the Committee described above in Section 4 of Article I in the exercise of its sole discretion.

2. Elective Options for Non-Employee Directors. Each non-employee director may from time to time elect, in accordance with procedures to be specified by the Committee, to receive in lieu of all or part of (i) any annual base cash retainer fee for services as a director of the Company, any fees for attendance at meetings of the Board or any committee of the Board and any fees for serving as a member or chairman of any committee of the Board that would otherwise be payable to such non-employee director (“Fees”) or (ii) any annual phantom stock award granted to such non-employee director pursuant to the Retirement Benefits and Phantom Stock Grants for Directors Policy (“Retirement Benefit”), an option to purchase shares of common stock, which option shall have a value (as determined in accordance with the Black-Scholes stock option valuation method) as of the date of grant of such option equal to the amount of such Fees or Retirement Benefit. Notwithstanding anything to the contrary set forth elsewhere in the Plan, an option granted to a non-employee director pursuant to this Section 2 of Article V shall become exercisable in full on the first anniversary of the date of grant.

VI. Other

1. Non-Transferability of Options and Stock Appreciation Rights. No option or SAR shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the agreement relating to such option or SAR. Each option or SAR may be exercised during the participant’s lifetime only by the participant or the participant’s guardian, legal representative or similar person or the permitted transferee of the participant. Except as permitted by the second preceding sentence, no option or SAR may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option or SAR, such award and all rights thereunder shall immediately become null and void.

2. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such liability, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election involving clause (D). An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the minimum amount of taxes required to be withheld. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3. Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding, (ii) any stock option granted under Article III of the Plan or SAR granted under Article IV of the Plan is outstanding or (iii) any award made to non-employee directors pursuant to Article V (“nonemployee director awards”) is outstanding:

(a) any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act, as modified

Appendix A

and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two (2) consecutive years beginning on the date that stockholders approve the Plan, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (hereinafter, a “Corporate Transaction”), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets,

(any of such events being hereinafter referred to as a “Change in Control”), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company’s assets as described above occurs (the applicable date being hereinafter referred to as the “Acceleration Date”), (i) with respect to such performance awards, the highest level of achievement specified in the award shall be deemed met and the award shall be immediately and fully vested, (ii) with respect to such fixed awards, the period of continued employment specified in the award upon which the award is contingent shall be deemed completed and the award shall be immediately and fully vested, (iii) with respect to such options and SARs, all such options and SARs, whether or not then exercisable in whole or in part, shall be immediately and fully exercisable and (iv) with respect to such non-employee director awards, all conditions with respect to vesting or exercisability shall be deemed to be satisfied and such awards shall be immediately and fully vested and exercisable.

4. Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates

Appendix A

evidencing shares of common stock delivered pursuant to any grant or award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6. No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article V) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to employment or continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

7. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

8. Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

9. Foreign Participants. Notwithstanding any provision of the Plan to the contrary the Committee may, with a view to both promoting achievement of the purposes of the Plan and complying with (i) provisions of laws in countries outside the United States in which the Company or its subsidiaries operate or have employees and (ii) the rules of any foreign stock exchange upon which the common stock may be listed, determine which persons outside the United States shall be eligible to participate in the Plan on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or advisable and, to that end, the Committee may establish sub-plans, modified option exercise procedures and other terms and procedures.

10. Insider Limits. Notwithstanding any other provision of the Plan, (i) the maximum number of shares of common stock which may be reserved for issuance to insiders (as defined in the Ontario Securities Act) under the Plan, together with any other previously established or proposed incentive plan, shall not exceed 10% of the outstanding shares of common stock, (ii) the maximum number of shares of common stock which may be issued to insiders under the Plan, together with any other previously established or proposed incentive plan, within any one year period shall not exceed 10% of the outstanding shares of common stock, and (iii) the maximum number of shares of common stock which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed incentive plan, within a one year period, shall not exceed 5% of the outstanding shares of common stock.

11. Approval of Plan. The Plan and all grants and awards made hereunder shall be null and void if the adoption of the Plan is not approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the next meeting of stockholders following the Board’s adoption of the Plan.

RR DONNELLEY			Admission Ticket

C123456789

	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	0 0 0 0 0 4	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 28, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/RRD • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the

    United States, Canada & Puerto Rico any time on a

    touch tone telephone. There is NO CHARGE to you

    for the call.

  • Follow the instructions provided by the recorded

    message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Thomas J. Quinlan, III	☐	☐	☐	02 - Stephen M. Wolf	☐	☐	☐	03 - Lee A. Chaden	☐	☐	☐

04 - E. V. (Rick) Goings	☐	☐	☐	05 - Judith H. Hamilton	☐	☐	☐	06 - Thomas S. Johnson	☐	☐	☐

07 - John C. Pope	☐	☐	☐	08 - Michael T. Riordan	☐	☐	☐	09 - Oliver R. Sockwell	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Company’s auditors.	☐	☐	☐	3.	Approval of Amended 2004 Performance Incentive Plan.	☐	☐	☐

4.	Stockholder proposal with respect to a sustainable forestry report.	☐	☐	☐	5.	Stockholder proposal with respect to special stockholder meetings.	☐	☐	☐

6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A THROUGH D ON BOTH SIDES OF THIS CARD.

Admission Ticket

R.R. Donnelley & Sons Company

2008 Annual Meeting of Stockholders

Wednesday, May 28, 2008 at 9:00 a.m. (Local Time)

Renaissance Chicago O’Hare Suites Hotel

8500 Bryn Mawr Avenue, Chicago, Illinois

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

This ticket admits the named stockholder(s) and one guest. Photocopies will not be accepted.

You may be asked for identification at the time of admission.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — R.R. Donnelley & Sons Company	+

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 28, 2008

The undersigned hereby appoints Miles W. McHugh and Suzanne S. Bettman, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R.R. Donnelley & Sons Company to be held on May 28, 2008, at nine o’clock a.m., Chicago time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Thomas J. Quinlan, III, (02) Stephen M. Wolf, (03) Lee A. Chaden, (04) E.V. (Rick) Goings, (05) Judith H. Hamilton, (06) Thomas S. Johnson, (07) John C. Pope, (08) Michael T. Riordan and (09) Oliver R. Sockwell.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, AGAINST Proposal 4 and AGAINST Proposal 5.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan, shares held for the benefit of RR Donnelley employees in the RR Donnelley Stock Funds, the Tax Credit Stock Ownership Plan and the RR Donnelley Employee Stock Purchase Plan.

Your vote is important! Please sign and date below and return promptly in the enclosed postage-paid envelope.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your instructions to be executed — Date and sign below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by authorized persons.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A THROUGH D ON BOTH SIDES OF THIS CARD.	+